Public Accounts

2006-07

Volume 1

Main Financial Statements

Saskatchewan

2006-07 Public Accounts
 Volume 1 — Main Financial Statements

Contents

3	Letters of Transmittal
4	Introduction to the Public Accounts

General Revenue Fund Financial Statements
9	Statement of Responsibility
11	Auditor’s Report
13	Financial Statements
17	Notes to the Financial Statements
25	Schedules to the Financial Statements

Summary Financial Statements
39	Statement of Responsibility
41	Auditor’s Report
43	Summary Financial Statements
47	Notes to the Summary Financial Statements
58	Schedules to the Summary Financial Statements

Supplementary Information
81	Fiscal Stabilization Fund — Schedule of Transfers and Accumulated Balance
82	Saskatchewan Infrastructure Fund — Schedule of Transfers and Accumulated Balance
83	General Revenue Fund — Public Issue Debentures
88	General Revenue Fund — Debentures Issued to the Minister of Finance of Canada
89	Glossary of Terms

Letters of Transmittal

Regina, Saskatchewan
June 2007

To His Honour
The Honourable Gordon Barnhart
Lieutenant Governor of the Province of Saskatchewan

Your Honour:

I have the honour to submit the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2007.

Respectfully submitted,

/s/ Pat Atkinson

Pat Atkinson
Minister of Finance

Regina, Saskatchewan
June 2007

The Honourable Pat Atkinson
Minister of Finance

We have the honour of presenting the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2007.

Respectfully submitted,

/s/ Doug Matthies	/s/ Terry Paton
Doug Matthies Deputy Minister of Finance	Terry Paton Provincial Comptroller

Government of Saskatchewan - 2006-07 Public Accounts	3

Introduction to the Public Accounts

Public Accounts Content

The 2006-07 Public Accounts of the Government of Saskatchewan are prepared in accordance with the Financial Administration Act, 1993 and consist of two volumes.

Volume 1 contains the General Revenue Fund Financial Statements and the Summary Financial Statements. These are the main financial statements of the Government of Saskatchewan.

The General Revenue Fund (GRF) Financial Statements account for the financial transactions of the GRF and the Province of Saskatchewan Sinking Funds. The GRF is the level at which the annual provincial budget estimates are prepared. All public money is paid into the GRF except where the Legislative Assembly has directed otherwise. The GRF is available for appropriation for the public services of Saskatchewan.

The Summary Financial Statements consolidate the financial transactions of the GRF, Crown corporations, agencies, boards and commissions. These consolidated statements provide a full accounting of the financial affairs and resources of all entities controlled by the Government.

Volume 1 also contains unaudited supplementary information on the Fiscal Stabilization Fund and the Saskatchewan Infrastructure Fund. The Fiscal Stabilization Fund was established April 1, 2000 to stabilize the fiscal position of the Government from year to year and to facilitate the accomplishment of long-term objectives. The Saskatchewan Infrastructure Fund was established December 6, 2006 to provide moneys that may be used to support the provision and maintenance of infrastructure in Saskatchewan. This volume also includes unaudited information on the GRF public issue debentures and GRF debentures issued to the Minister of Finance of Canada. In addition, this volume includes a glossary of terms used throughout.

Volume 2 contains details on the revenue and expense of the GRF. It also provides details on capital asset acquisitions of the GRF; a listing of suppliers who received $50,000 or more for goods and services and capital assets supplied to the GRF and Revolving Funds during the fiscal year; financial information on the assets, liabilities and residual balances of pension plans and trust funds administered by the Government; and a listing of remissions of taxes and fees.

The Public Accounts are available on the Internet at: http://www.gov.sk.ca/finance/paccts

A Compendium is also available on the Internet at: http://www.gov.sk.ca/finance/paccts that contains the financial statements of various government agencies, boards, commissions, pension plans, special purpose funds and institutions, as well as Crown corporations which are accountable to Treasury Board.

4	Government of Saskatchewan - 2006-07 Public Accounts

Introduction to the Public Accounts

Government of Saskatchewan - 2006-07 Public Accounts	5

General Revenue Fund Financial Statements

General Revenue Fund

Responsibility for the General Revenue Fund Financial Statements

The Government is responsible for the General Revenue Fund Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with the Government’s stated accounting policies and using the Government’s best estimates and judgement when appropriate.

The Provincial Auditor expresses an independent opinion on these statements. His report, which appears on the following page, provides the scope of his audit and states his opinion.

Treasury Board approves the General Revenue Fund Financial Statements. The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Pat Atkinson

Pat Atkinson
Minister of Finance

/s/ Doug Matthies

Doug Matthies
Deputy Minister of Finance

/s/ Terry Paton

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2007

Government of Saskatchewan - 2006-07 Public Accounts	9

General Revenue Fund

Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

These financial statements report transactions and events of the General Revenue Fund only. Significant financial activities of the Government occur outside this Fund. Readers should not use the General Revenue Fund’s financial statements to understand and assess the Government’s management of public financial affairs and resources as a whole; rather they should use the Summary Financial Statements of the Government of Saskatchewan (Summary Financial Statements).

Volume 1 of the Public Accounts includes the Summary Financial Statements. These statements report the full nature and extent of the financial affairs and resources for which the Government is responsible.

I have audited the statement of financial position of the General Revenue Fund as at March 31, 2007 and the statements of operations, accumulated deficit, change in net debt, and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

1.	The Government through the General Revenue Fund is responsible for the liabilities of several pension plans. Notes 1 and 4 state that the pension liabilities are not recorded in these financial statements. Canadian generally accepted accounting principles for the public sector require that the pension liabilities be recorded in the financial statements. Had pension liabilities been recorded, liabilities and accumulated deficit would increase by $4,659 million (2006 — $4,246 million) as at March 31, 2007 and, for the year, expenses would increase by $413 million (2006 — $103 million), and surplus would decrease by the same amounts.

2.	The Government records transactions between the General Revenue Fund and the Fiscal Stabilization Fund and Saskatchewan Infrastructure Fund as revenue or expense of the General Revenue Fund. The substance of the transactions between the General Revenue Fund and these Funds is that the amounts that the General Revenue Fund owes to or has paid to these Funds must be repaid by these Funds to the General Revenue Fund. Canadian generally accepted accounting principles for the public sector do not allow the General Revenue Fund to record changes in the amounts due or paid to these Funds as revenue or expense of the General Revenue Fund.

The financial statements show an expense (as transfer to Saskatchewan Infrastructure Fund) of $105 million (2006 — $139 million as transfer to Fiscal Stabilization Fund) for the year and a liability (as deposits held) of $0 million (2006 — $888 million) as at March 31, 2007. It is not appropriate to record an expense

Government of Saskatchewan - 2006-07 Public Accounts	11

General Revenue Fund

because these Funds must return all amounts to the General Revenue Fund. Instead of recording an expense, the financial statements should record an asset equal to the amount it owed or paid to these Funds. Had the Government properly recorded these transactions, financial assets would increase by $993 million (2006 — $888 million) and accumulated deficit would decrease by the same amount as at March 31, 2007 and, for the year, transfer to the Saskatchewan Infrastructure Fund would decrease by $105 million (2006 — $0), transfer to the Fiscal Stabilization Fund would decrease by $0 (2006 — $139 million), and surplus would increase by $105 million.

In my opinion, except for the effects of not recording pension liabilities and recording the amounts that the General Revenue Fund has paid to the Fiscal Stabilization Fund and the Saskatchewan Infrastructure Fund as revenue or expense of the General Revenue Fund as described in the preceding paragraphs, these financial statements present fairly, in all material respects, the financial position of the General Revenue Fund as at March 31, 2007 and the results of its operations, the changes in its net debt and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

/s/ Fred Wendel

Fred Wendel, CMA, CA
Provincial Auditor

Regina, Saskatchewan
June 8, 2007

12	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Statement of Financial Position
 As at March 31, 2007
(thousands of dollars)

	2007	2006
Financial Assets
Cash and temporary investments	414,469	1,027,206
Accounts receivable (schedule 1)	700,198	629,062
Agricultural land held for resale (note 2)	103,447	105,343
Deferred charges	22,335	39,382
Loans to Crown corporations (schedule 2)	3,557,068	3,630,985
Other loans (schedule 3)	129,767	132,192
Equity investment in Crown Investments Corporation of Saskatchewan	1,181,152	1,181,152

Total Financial Assets	6,108,436	6,745,322

Liabilities
Accounts payable and accrued liabilities (schedule 4)	1,384,259	1,339,590
Deposits held (schedule 5)	310,893	1,161,000
Unearned revenue	69,520	69,298
Public Debt (note 3)(schedule 6)	10,802,006	10,828,208
Unamortized foreign exchange loss	(12,573)	(16,828)

Total Liabilities	12,554,105	13,381,268

Net Debt	(6,445,669)	(6,635,946)

Non-financial Assets
Prepaid expenses	6,299	6,102
Inventories held for consumption	74,626	66,784
Tangible capital assets (schedule 9)	2,363,518	2,240,259

Total Non-financial Assets	2,444,443	2,313,145

Accumulated Deficit	(4,001,226)	(4,322,801)

Retirement benefits (note 4)
Contingencies (note 5)
Contractual obligations (note 6)
Guaranteed debt (note 5)(schedule 8)

The accompanying notes and schedules are an integral part of these financial statements.

Government of Saskatchewan - 2006-07 Public Accounts	13

General Revenue Fund

Statement of Operations
 For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Budget	Actual	Actual
Revenue
Taxation	4,010,900	4,484,545	4,115,818
Non-renewable resources	1,511,800	1,694,252	1,721,099
Transfers from Government entities	536,600	587,096	613,887
Other own-source revenue	344,300	488,324	501,383
Transfers from the federal government	1,323,600	1,388,829	1,265,365

Total Revenue (schedule 10)	7,727,200	8,643,046	8,217,552

Operating Expense
Executive Branch of Government
Advanced Education and Employment	603,936	689,414	--
Agriculture and Food	264,936	369,995	422,390
Community Resources	602,415	711,193	630,819
Corrections and Public Safety	129,612	163,078	140,205
Culture, Youth and Recreation	50,340	67,004	62,662
Environment	179,739	194,151	146,030
Executive Council	8,909	9,311	8,569
Finance	259,862	258,964	247,447
First Nations and Metis Relations	51,095	59,842	48,314
Government Relations	199,407	207,534	198,236
Health	3,178,583	3,202,965	2,990,625
Highways and Transportation	288,930	307,310	263,938
Highways and Transportation - commercial operations (schedule 11)	--	4,198	5,715
Industry and Resources	91,493	67,862	62,395
Information Technology Office	5,508	6,812	4,853
Information Technology Office - commercial operations (schedule 11)	--	89	--
Justice	231,945	237,622	217,415
Labour	15,680	15,369	14,751
Learning	906,219	978,090	1,472,946
Northern Affairs	5,716	5,351	5,184
Property Management	9,942	13,993	(765)
Property Management - commercial operations (schedule 11)	--	63,248	58,384
Public Service Commission	14,443	15,868	8,908
Regional Economic and Co-operative Development	11,151	11,361	8,142
Saskatchewan Research Council	8,446	8,446	12,390
SaskEnergy Incorporated	--	7,000	74,700
Legislative Branch of Government
Chief Electoral Officer	807	1,281	809
Children's Advocate	1,295	1,298	1,195
Conflict of Interest Commissioner	138	128	114
Information and Privacy Commissioner	599	599	487
Legislative Assembly	20,267	19,740	18,987
Ombudsman	1,816	1,779	1,643
Provincial Auditor	6,063	6,054	5,932

Total Operating Expense (schedules 12 and 13)	7,149,292	7,706,949	7,133,420

Operating Surplus	577,908	936,097	1,084,132
Servicing Government Debt (schedule 14)	(551,000)	(538,303)	(544,666)

Pre-transfer Surplus	26,908	397,794	539,466
Transfer (to) from the Fiscal Stabilization Fund	75,000	--	(139,000)
Transfer to the Saskatchewan Infrastructure Fund	--	(105,090)	--

Surplus	101,908	292,704	400,466

The accompanying notes and schedules are an integral part of these financial statements.

14	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Statement of Accumulated Deficit
 For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Budget	Actual	Actual
Accumulated deficit, beginning of year	(4,322,801)	(4,322,801)	(5,047,210)
Adjustment to accumulated deficit (note 10)	--	28,871	323,943
Surplus	101,908	292,704	400,466

Accumulated Deficit, End of Year	(4,220,893)	(4,001,226)	(4,322,801)

Statement of Change in Net Debt
 For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Budget	Actual	Actual
Surplus	101,908	292,704	400,466

Tangible Capital Assets
Acquisitions (schedule 9)	(241,001)	(249,510)	(221,278)
Amortization (schedule 9)	143,896	141,657	134,530
Net loss (gain) on disposal	--	12,722	(391)
Proceeds on disposal	--	1,569	3,243
Write downs (schedule 9)	--	82	2,927

Net Acquisition of Tangible Capital Assets	(97,105)	(93,480)	(80,969)

Other Non-financial Assets
Net (acquisition) use of prepaid expenses	--	(197)	337
Net acquisition of inventories held for consumption	--	(7,842)	(5,862)

Net Acquisition of Other Non-financial Assets	--	(8,039)	(5,525)

Decrease in net debt	4,803	191,185	313,972
Net debt, beginning of year	(6,635,946)	(6,635,946)	(6,880,388)
Transfers from government organizations	--	(908)	(69,530)

Net Debt, End of Year	(6,631,143)	(6,445,669)	(6,635,946)

The accompanying notes and schedules are an integral part of these financial statements.

Government of Saskatchewan - 2006-07 Public Accounts	15

General Revenue Fund

Statement of Cash Flow
 For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Operating Activities
Surplus	292,704	400,466
Non-cash items included in surplus (schedule 15)	111,308	75,973
Net change in non-cash operating activities (schedule 16)	(17,237)	6,067
Adjustment to accumulated deficit	--	10,513

Cash Provided by Operating Activities	386,775	493,019

Capital Activities
Acquisition of tangible capital assets (schedule 9)	(249,510)	(221,278)
Proceeds on disposal of tangible capital assets	1,569	3,243

Cash Used for Capital Activities	(247,941)	(218,035)

Investing Activities
Loan Advances	(204,144)	(432,305)
Loan Repayments	236,019	364,669
Sinking fund contributions received from Crown corporations	32,411	69,045
Contributions made to sinking funds	(95,132)	(135,070)
Government debt redemption funded from sinking funds	--	30,912
Other	1,489	892

Cash Used for Investing Activities (schedule 17)	(29,357)	(101,857)

Financing Activities
Proceeds from public debt	1,421,164	829,511
Repayment of public debt	(1,293,271)	(1,014,404)
(Decrease) increase in deposits held	(850,107)	179,385

Cash Used for Financing Activities	(722,214)	(5,508)

(Decrease) increase in Cash and Temporary Investments	(612,737)	167,619
Cash and temporary investments, beginning of year	1,027,206	859,587

Cash and Temporary Investments, End of Year	414,469	1,027,206

The accompanying notes and schedules are an integral part of these financial statements.

16	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Notes to the Financial Statements
 As at March 31, 2007

1.	Significant Accounting Policies

a)	Basis of accounting

These financial statements are prepared in accordance with the generally accepted accounting principles for the public sector as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants, with the following exceptions:

•	transfers to and from the Fiscal Stabilization Fund and the Saskatchewan Infrastructure Fund are included in the determination of surplus for the year; and
•	pension liabilities are not recorded in the financial statements. The General Revenue Fund accounts for defined benefit pension obligations on a cash basis.

The significant accounting policies are summarized below.

b)	Reporting entity

The General Revenue Fund is the general fund which receives all revenues unless otherwise specified by law. Spending from the General Revenue Fund is appropriated by the Legislative Assembly.

Other government entities such as special purpose funds, Crown corporations, and other agencies, report separately in other financial statements. Only financial transactions to or from these other entities are included in the General Revenue Fund. The net expenses/recoveries for revolving funds’ operations are charged to expense.

The Government’s Summary financial statements which include the financial activities of the General Revenue Fund and other government entities are provided separately.

c)	Specific accounting policies

Financial assets

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are generally for less than 30 days and are recorded at the lower of cost or market.

Agricultural land held for resale is valued at the lower of cost or net realizable value, on an aggregate basis.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of long-term Government debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Loans to Crown corporations and Other loans generally have fixed repayment terms and are interest bearing. Short-term loans to Crown corporations are recorded at par; all other loans are recorded at cost. Interest received on these loans is netted against interest paid on money borrowed for these loans.

Equity investment in Crown Investments Corporation of Saskatchewan is an advance to the corporation to form its equity capitalization and is recorded at cost.

Where there has been a loss in value that is other than a temporary decline, loans and equity investments are written down to recognize the loss.

Liabilities

Liabilities are present obligations to outside organizations and individuals as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement. They consist of obligations to provide authorized transfers where any eligibility criteria have been met, to repay borrowings, to pay for goods and services acquired prior to year-end, and to deliver goods or services in the future, where payment has been received.

Unearned revenue consists mainly of revenue for Crown mineral leases and motor vehicle fees that will be earned in a subsequent fiscal year.

Public Debt includes Government debt and Crown Corporation debt, and is recorded at par.

Government of Saskatchewan - 2006-07 Public Accounts	17

General Revenue Fund

Notes to the Financial Statements

1.	Significant Accounting Policies (continued)

Premiums, discounts, and issue costs incurred on Government debt are recorded as deferred charges and amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. The General Revenue Fund is reimbursed by Crown corporations for all sinking fund contributions made on debt incurred on their behalf. Premiums and discounts on long-term investments within the sinking fund are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Interest, discounts, premiums and commissions on money borrowed for Crown corporations and others are netted against reimbursements by these entities.

Unamortized foreign exchange loss includes unrealized foreign exchange gains and losses resulting from conversion of Government debt and sinking fund investments, held in a foreign currency, to the Canadian dollar equivalent at March 31. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue. Realized foreign exchange gains or losses, resulting from Government debt transactions, are included in servicing Government debt.

Guaranteed debt includes guarantees by the Minister of Finance, made through specific agreements or legislation, to pay all or part of the principal and/or interest of debt obligations in the event of default by the borrower. Loss provisions on guaranteed debt are recorded as a liability and an expense when it is likely that a loss will occur. The amount of the loss provision represents the best estimate of future payments less recoveries and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

Non-financial assets

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed in the normal course of operations and are not for sale in the normal course of operations.

Inventories held for consumption are recorded at cost and expensed as they are consumed.

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment, except interest. Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Revenue

Revenues are recorded on the accrual basis except for corporate and personal income taxes which are recorded when received from the federal government. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis, except for defined benefit pension plan costs which are recorded on the cash basis. Government transfers are recognized as expenses in the period during which the transfer is authorized and any eligibility criteria are met.

d)	Measurement Uncertainty

Measurement uncertainty is uncertainty in the determination of the amount at which an item is recognized or disclosed in financial statements. Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount.

Measurement uncertainty that may be material to these financial statements exists in the accrual of non-renewable resource royalties, and the federal government’s Canada Health Transfer and Canada Social Transfer payments. The uncertainty arises from factors such as price and production sensitivities in the royalty structures, and the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country. Measurement uncertainty also exists in the disclosure of liabilities for defined benefit pension plans because actual experience may differ from actuarial estimations.

18	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Notes to the Financial Statements

1.	Significant Accounting Policies (continued)

While best estimates are used to report items, it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized or disclosed.

2.	Agricultural Land Held for Resale

The estimated net realizable value of the agricultural land held for resale at March 31, 2007 is $207.1 million (2006 — $205.6 million).

3.	Risk Management of Public Debt

Funds are borrowed in both domestic and foreign capital markets by issuing Province of Saskatchewan securities. This borrowing activity finances Government operations and the activities of Crown corporations. These transactions result in exposure to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, a preference for fixed rate Canadian dollar denominated debt is maintained. Where market conditions dictate that other forms of debt are more attractive, opportunities are identified to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that debt servicing costs will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. Opportunities are sought to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. Interest rate swaps on a notional value of $66.0 million of debt (2006 — $306.0 million) existed at March 31, 2007. At March 31, 2007, 88.5 per cent (2006 — 85.6 per cent) of the gross debt effectively carried a fixed rate of interest.

Gross debt includes floating rate debt of $1,382.4 million (2006 — $1,714.1 million). A one percentage point increase in interest rates would decrease the surplus by $8.4 million in 2007-08.

Foreign exchange rate risk is the risk that debt servicing costs will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, opportunities are sought to effectively convert it into Canadian dollar debt through the use of a cross currency swap. At March 31, 2007, 97.2 per cent (2006 — 97.3 per cent) of the gross debt was effectively denominated in Canadian dollars.

The following foreign-denominated items have been hedged to Canadian dollars using cross currency swaps:

•	debentures totalling 300.0 million Swiss francs (2006 -200.0 million) fully hedged to $274.7 million Canadian (2006 — $182.4 million);
•	debentures totalling 1,419.0 million U.S. dollars (2006 — 1,419.0 million) fully hedged to $1,882.3 million Canadian (2006 — $1,882.3 million); and
•	interest payments on debentures of 275.0 million U.S. dollars (2006 — 275.0 million) hedged to Canadian dollars at an exchange rate of 1.2325 (2006 — 1.2325).

In total, cross currency swaps on a notional value of $2,770.1 million of debt (2006 — $2,713.3 million) existed at March 31, 2007. The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2007, 100 per cent (2006 — 100 per cent) of counterparties held a credit rating of A or higher, as defined by Standard and Poor’s.

Liquidity risk is a risk that financial commitments will not be met over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Government of Saskatchewan - 2006-07 Public Accounts	19

General Revenue Fund

Notes to the Financial Statements

4.	Retirement Benefits

The Government sponsors several defined benefit pension plans and a defined contribution pension plan.

Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

Defined benefit plans

Defined benefit plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2.0 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

The two main plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan (STC), Anti-TB League Employees Superannuation Plan (ATB) and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. Obligations for allowances payable to members of the former Members of the Legislative Assembly Superannuation Fund (MLA) are part of the General Revenue Fund.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and the MLA. The PSSP member contributions are deposited into the General Revenue Fund. All pension obligations arising under the PSSP and the MLA are paid from the General Revenue Fund.

Information on the defined benefit plans follows:

	2007						2006
	TSP	PSSP		Others		Total	Total
Plan status	closed	closed		closed	[1]	n/a	n/a
Member contribution rate (percentage of salary)	7.85	7.00-9.00	[2]	5.00-9.00	[2]	n/a	n/a
Number of active members	3,124	1,312		63		4,499	5,055
Average age of active members (years)	53.2	54.9		57.0		53.8	53.5
Number of former members entitled to deferred
pension benefits	4,965	119		11		5,095	5,359
Number of superannuates and surviving spouses	10,640	5,717		2,372		18,729	18,635
Actuarial valuation date	June 30/05	Dec. 31/05		Various		n/a	n/a
Long-term assumptions used
Rate of compensation increase (percentage)	3.50	3.50		3.50		n/a	n/a
Expected rate of return on plan assets (percentage)	6.75	5.00		5.00-6.00		n/a	n/a
Discount rate (percentage)	5.00	5.00		5.00		n/a	n/a
Inflation rate (percentage)	2.50	2.50		2.50		n/a	n/a
Expected average remaining service life (years)	4.7	3.9		Various		n/a	n/a
Post-retirement index (percentage of annual increase in
Consumer Price Index)	80	70		Various		n/a	n/a

1 Judges is open to new membership; all other plans are closed.
2 Contribution rate varies based on age upon joining the plan.

20	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Notes to the Financial Statements

4.	Retirement Benefits (continued)

Based on the latest actuarial valuations, extrapolated to March 31, 2007, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

(thousands of dollars)	2007				2006
	TSP [1]	PSSP	Others	Total	Total
Accrued benefit obligation,
beginning of year	4,825,284	1,763,072	288,784	6,877,140	6,060,417
Current benefit cost	57,101	20,360	4,428	81,889	73,663
Plan amendment [2]	--	90,000	433	90,433	--
Interest cost	263,817	90,349	15,838	370,004	382,590
Actuarial (gains) losses	--	(3,581)	986	(2,595)	742,256
Benefit payments	(285,642)	(105,376)	(15,427)	(406,445)	(381,786)

Accrued Benefit Obligation, End of Year	4,860,560	1,854,824	295,042	7,010,426	6,877,140

Plan assets, beginning of year	1,460,911	--	184,748	1,645,659	1,742,130
Return on plan assets	97,303	--	12,816	110,119	122,044
Employer contributions	115,477	100,054	5,061	220,592	196,376
Employee contributions	15,696	5,322	438	21,456	22,504
Plan expenses	(3,905)	--	(597)	(4,502)	(7,255)
Actuarial gains (losses)	--	--	718	718	(48,354)
Benefit payments	(285,642)	(105,376)	(15,427)	(406,445)	(381,786)

Plan Assets, End of Year [3]	1,399,840	--	187,757	1,587,597	1,645,659

	3,460,720	1,854,824	107,285	5,422,829	5,231,481
Unamortized estimation adjustments [4]	(616,163)	(135,372)	(12,050)	(763,585)	(985,886)

Total Pension Liabilities [5]	2,844,557	1,719,452	95,235	4,659,244	4,245,595

1	The TSP accrued benefit obligation includes a liability of $32.0 million (2006 — $35.9 million) relating to the TSP disability provision. The TSP’s actual rate of return on plan assets was 13.3 per cent (2006 — 16.0 per cent).
2	During the year, the Government approved a plan amendment to provide guaranteed indexing of pensions for members of the PSSP, Judges, STC, ATB, and MLA at 70 per cent of the annual change in the Consumer Price Index. Previously, the Government provided ad hoc indexing to members of these plans.
3	At March 31, 2007, the market value of plan investments was $1,994.4 million (2006 — $1,935.9 million). Of this amount 44.0 per cent (2006 — 43.2 per cent) was invested in fixed income securities and 45.2 per cent (2006 — 49.1 per cent) in equity investments.
4	Amortized against the net obligation over periods ranging from 1 to 13 years, which is the expected average remaining service life of active plan members at the time the estimation adjustments arose.
5	Changes in assumptions can result in significantly higher or lower estimates of pension liabilities. A one per cent decrease in the discount rate would result in a $610.3 million and $231.9 million increase in the pension liabilities for the TSP and the PSSP respectively, and a one per cent increase would result in a $500.2 million and $191.0 million decrease in the pension liabilities for the TSP and the PSSP respectively.

Defined contribution plans

Defined contribution plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary.

The Government sponsors the Public Employees Pension Plan (PEPP), a multi-employer defined contribution plan. Employers are required to provide contributions at specific rates for employee current service. The General Revenue Fund has fully funded its share of contributions. The General Revenue Fund also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation.

Government of Saskatchewan - 2006-07 Public Accounts	21

General Revenue Fund

Notes to the Financial Statements

4.	Retirement Benefits (continued)

Information on the defined contribution plans to which the General Revenue Fund contributes follows:

	2007				2006
	PEPP		STRP [1]	Total	Total
Plan status	open		n/a	n/a	n/a
Member contribution rate (percentage of salary)	5.00-7.00	[2]	n/a	n/a	n/a
Government contribution rate (percentage of salary)	6.45-7.00	[2]	n/a	n/a	n/a
Number of active members, all employers	30,378		n/a	30,378	30,536
General Revenue Fund participation
Number of active members	15,594		n/a	15,594	16,321
Member contributions (thousands of dollars)	40,347		n/a	40,347	37,320
Government contributions (thousands of dollars)	37,553		38,235	75,788	72,957

1	The STRP is a contributory defined benefit pension plan. The Government contributes an amount which is set through provincial negotiations.
2	Contribution rate varies based on employee group.

Pension expense

Pensions are accounted for on a cash basis. The pension liabilities are not recorded in the financial statements.

(thousands of dollars)	2007	2006
Defined benefit plans	220,592	196,376
Defined contribution plans	75,788	72,957

Total Pension Expense	296,380	269,333

5.	Contingencies

Guaranteed debt

The Minister of Finance has guaranteed the debt of others of $34.4 million (2006 — $46.1 million). See Schedule 8 for a list of guaranteed debt.

Lawsuits

Up to $31.2 million may be paid, depending on the outcome of lawsuits in progress.

Crop Insurance Liability

The Saskatchewan Crop Insurance Corporation administers the federal/provincial Crop Insurance Program. Premiums for the program are paid by the General Revenue Fund, the federal government and producers. A portion of the premiums is required to be paid to reinsurance funds established by the Province and the federal government. In certain circumstances, the reinsurance funds pay benefits to the Corporation.

In any year, where crop insurance indemnities exceed net premiums and any crop insurance fund balance, the shortfall is derived from one or both of the Crop Reinsurance Fund of Saskatchewan and the Crop Reinsurance Fund of Canada for Saskatchewan.

At March 31, 2007 the Crop Reinsurance Fund of Saskatchewan had a deficiency of $114.9 million (2006 — $152.9 million). Crop insurance premiums are actuarially set to cover indemnities over the long-term. In the event that the deficiency in the Saskatchewan reinsurance fund cannot be recovered from future premiums, the General Revenue Fund is required to pay the deficiency.

22	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Notes to the Financial Statements

6.	Contractual Obligations

Major contractual obligations include:

•	treaty land entitlement agreements valued at approximately $5.4 million over five years; rural municipality and school division tax loss compensation of approximately $10.5 million as land achieves reserve status over the course of the agreements;
•	research and development projects for agriculture technology and opportunities in the agri-food industry, $12.0 million over five years;
•	capital grant projects, over the next 15 years, $60.5 million;
•	contracts for highway improvement, $136.9 million;
•	computer service agreements, $22.3 million over three years;
•	projects to expand innovation and enhance the competitive ability of the Saskatchewan economy, $19.9 million over five years;
•	Saskatchewan Association of Rehabilitation Centres, for beverage container collection and recycling, $23.3 million over two years;
•	Vaccine and Infectious Disease Organization, operating funding, $3.6 million over two years;
•	construction contracts, $35.5 million;
•	aerial fleet renewal, for fire suppression, $40.9 million over three years;
•	vehicle purchases, $17.0 million; and
•	operating and capital lease obligations as follows:

(thousands of dollars)	Operating	Capital
Future minimum lease payments
2007-08	28,910	17,092
2008-09	20,104	15,195
2009-10	15,826	11,593
2010-11	11,996	11,390
2011-12	9,482	8,716
Thereafter	43,622	9,665

	129,940	73,651
Interest and executory costs	--	(28,491)

Total Lease Obligations	129,940	45,160

7.	Related Party Transactions

Included in these financial statements are transactions with various Saskatchewan Crown corporations, agencies, boards, and commissions related to the General Revenue Fund by virtue of common control by the Government of Saskatchewan.

Transactions include transfers to related parties of $2,832.1 million (2006 — $2,545.1 million).

Routine operating transactions with related parties are recorded at the rates charged by those organizations and are settled on normal trade terms. These transactions include:

•	payments to Saskatchewan Telecommunications Holding Corporation of approximately $27.8 million (2006 — $27.5 million); and,
•	taxation and non-renewable resource revenue received from related parties during 2006-07 of approximately $80.9 million (2006-$75.1 million). In addition, Saskatchewan Provincial Sales Tax and Fuel Tax are received from related parties on all taxable purchases.

Amounts due to or from related parties are described separately in these financial statements.

Government of Saskatchewan - 2006-07 Public Accounts	23

General Revenue Fund

Notes to the Financial Statements

8.	Trust Funds

Trust assets are administered but not owned by the Government and the Government has no equity in the funds.

Trust fund assets held and administered by the General Revenue Fund are as follows:

(thousands of dollars)	2007	2006
Pension plans	7,947,767	7,326,541
Public Guardian and Trustee of Saskatchewan	154,479	148,566
Other	32,437	21,043

Total Trust Fund Assets [1]	8,134,683	7,496,150

1	Amounts are based on the latest financial statements of the funds closest to March 31, 2007, where available.

9.	Debt Reduction Account

This account was established pursuant to The Balanced Budget Act. The Debt Reduction Account is an accounting of the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

(thousands of dollars)	Budget	Actual
Debt Reduction Account, beginning of year	1,369,579	1,369,579
Reduction in accumulated deficit for the year	101,908	292,704

Debt Reduction Account, End of Year	1,471,487	1,662,283

10.	Adjustment to Accumulated Deficit

On April 1, 2006, the Saskatchewan Water Corporation transferred the Lake Diefenbaker area irrigation assets to the Department of Agriculture and Food. This transfer resulted in an increase in non-financial assets of $28.9 million and a corresponding decrease in the accumulated deficit of $28.9 million.

On April 1, 2005, the Saskatchewan Property Management Corporation was wound up and its assets and liabilities were transferred to the General Revenue Fund. This transfer resulted in an increase in financial assets of $21.7 million, liabilities of $89.6 million, and non-financial assets of $391.8 million, and a corresponding decrease in the accumulated deficit of $323.9 million. At the same time, a new department with similar responsibilities, Property Management, was created.

11.	Comparative Figures

Certain of the 2006 figures have been reclassified to conform with the current year presentation. With regard to expenses, the figures are reported on the same basis as the Estimates for the prior year.

24	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Accounts Receivable	Schedule 1
As at March 31, 2007
(thousands of dollars)

	2007	2006
Taxation	200,030	210,517
Non-renewable resources	182,342	126,356
Transfers from Government entities	131,577	144,719
Other own-source revenue	79,188	69,912
Transfers from the federal government	105,371	71,029
Other	67,230	72,009

	765,738	694,542
Provision for loss	(65,540)	(65,480)

Total Accounts Receivable [1]	700,198	629,062

1	Accounts receivable include $137.2 million due from related parties (2006 — $154.5 million).

Loans to Crown Corporations	Schedule 2
As at March 31, 2007
(thousands of dollars)

			2007	2006
Short-term Loans
Information Services Corporation of Saskatchewan			11,000	6,500
Municipal Financing Corporation of Saskatchewan			4,946	3,301
Saskatchewan Crop Insurance Corporation			15,800	53,000
Saskatchewan Opportunities Corporation			18,000	3,000
Saskatchewan Water Corporation			19,914	17,459
SaskEnergy Incorporated			40,000	67,500

Total Short-term Loans			109,660	150,760

	Principal	Sinking
	Outstanding	Fund Equity

Long-term Loans
Information Services Corporation of Saskatchewan	13,547	--	13,547	30,000
Investment Saskatchewan Inc.	10,919	--	10,919	14,761
Municipal Financing Corporation of Saskatchewan	17,330	(275)	17,055	9,838
Saskatchewan Crop Insurance Corporation	100,000	--	100,000	100,000
Saskatchewan Housing Corporation	83,004	(46,303)	36,701	39,706
Saskatchewan Power Corporation	2,525,322	(213,678)	2,311,644	2,277,200
Saskatchewan Telecommunications Holding
Corporation	360,976	(52,031)	308,945	347,488
Saskatchewan Water Corporation	15,056	(389)	14,667	15,869
SaskEnergy Incorporated	673,453	(39,523)	633,930	645,363

Total Long-term Loans	3,799,607	(352,199)	3,447,408	3,480,225

Total Loans to Crown Corporations			3,557,068	3,630,985

Government of Saskatchewan - 2006-07 Public Accounts	25

General Revenue Fund

Other Loans	Schedule 3
As at March 31, 2007
(thousands of dollars)

	2007		2006
Advanced Education and Employment
Saskatchewan Student Aid Fund		104,321		103,421

Agriculture and Food
Agricultural Credit Corporation of Saskatchewan		7,750		7,750
Short-term Hog Loans	6,279		9,663
Provision for Loss	(3,103)	3,176	(3,919)	5,744

Industry and Resources
Economic Development Loans		1,459		1,894

Northern Affairs
Economic Development Loans	5,051		5,071
Provision for Loss	(2,346)	2,705	(2,193)	2,878

Regional Economic and Co-operative Development
Economic Development Loans	11,025		10,652
Provision for Loss	(3,019)	8,006	(2,496)	8,156

Other		2,350		2,349

Total Other Loans		129,767		132,192

26	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Accounts Payable and Accrued Liabilities	Schedule 4
As at March 31, 2007
(thousands of dollars)

	2007	2006
Personal services	74,937	42,486
Travel	5,540	4,561
Transfers	328,948	289,047
Supplier payments	123,350	124,537
Accrued interest	138,732	138,563
Transfers to the federal government	219,637	231,137
Equalization and Canada Health and Social Transfer repayable to the federal
government	362,011	398,394
Tangible capital assets	53,753	31,165
Other	77,351	79,700

Total Accounts Payable and Accrued Liabilities [1]	1,384,259	1,339,590

1	Includes $123.6 million payable to related parties (2006 — $131.7 million) and $585.6 million payable to the federal government (2006 — $641.9 million).

Deposits Held	Schedule 5
As at March 31, 2007
(thousands of dollars)

	2007	2006
Deposits held on behalf of Government entities and others
Cattle Marketing Deductions Fund	5,972	5,907
Fiscal Stabilization Fund	--	887,500
Liquor and Gaming Authority	41,119	39,993
New Crops Insurance Program	6,080	6,311
Public Employees' Pension Plan	4,649	5,835
Queen's Bench Court Accounts	8,322	8,244
Saskatchewan Agricultural Stabilization Fund	7,342	9
Saskatchewan Crop Insurance Corporation	127,740	96,693
Saskatchewan Health Information Network	8,975	16,682
Saskatchewan Student Aid Fund	37,015	31,982
School Division Tax Loss Compensation Fund	5,806	5,514
Teachers' Superannuation Commission	4,954	4,299
Transportation Partnerships Fund	9,571	3,863
Other	30,419	28,973
Conditional Receipts	12,929	19,195

Total Deposits Held	310,893	1,161,000

Government of Saskatchewan - 2006-07 Public Accounts	27

General Revenue Fund

Public Debt	Schedule 6
As at March 31, 2007
(thousands of dollars)

	2007			2006
	Gross Debt [1]	Sinking Funds (schedule 7)	Public Debt	Public Debt
Crown Corporations
Information Services Corporation of Saskatchewan	24,547	--	24,547	36,500
Investment Saskatchewan Inc.	10,919	--	10,919	14,761
Municipal Financing Corporation of Saskatchewan	22,276	(275)	22,001	13,139
Saskatchewan Crop Insurance Corporation	115,800	--	115,800	153,000
Saskatchewan Housing Corporation	83,004	(46,303)	36,701	39,706
Saskatchewan Opportunities Corporation	18,000	--	18,000	3,000
Saskatchewan Power Corporation	2,525,322	(213,678)	2,311,644	2,277,200
Saskatchewan Telecommunications Holding Corporation	360,976	(52,031)	308,945	347,488
Saskatchewan Water Corporation	34,970	(389)	34,581	33,328
SaskEnergy Incorporated	713,453	(39,523)	673,930	712,863

Total Crown Corporations	3,909,267	(352,199)	3,557,068	3,630,985

Government	8,148,029	(903,091)	7,244,938	7,197,223

Public Debt [2]	12,057,296	(1,255,290)	10,802,006	10,828,208

1	The average effective interest rate on gross debt during 2006-07 was 6.71 per cent (2005-06 — 6.90 per cent), and includes the impact of foreign exchange and the amortization of any premiums and discounts associated with the debentures. The average term to maturity of gross debt outstanding at March 31, 2007 is 11.9 years (2006 — 10.4 years). Gross debt includes Canada Pension Plan debentures of $851.4 million (2006 — $885.4 million). These debentures are callable in whole or in part before maturity, on six business days prior notice, at the option of the Minister of Finance of Saskatchewan.
2	Public debt repayable in U.S. dollars of 91.7 million (2006 – 100.3 million) has been restated to $105.7 million Canadian (2006 — $117.0 million) at the exchange rate in effect at March 31, 2007 of 1.1529 (2006 — 1.1671).
Debt principal payment requirements in each of the next five years and thereafter are as follows:

	2007	2006
Year of Maturity

Short-term promissory notes	223,200	150,800
2006-07	--	1,243,553
2007-08	851,279	879,466
2008-09	623,199	703,889
2009-10	934,952	941,925
2010-11	659,104	792,568
2011-12	466,499	--
6-10 years	3,514,939	3,239,290
Thereafter	4,784,124	3,981,817

Gross Debt [a]	12,057,296	11,933,308
Sinking Funds	(1,255,290)	(1,105,100)

Public Debt	10,802,006	10,828,208

a	Gross debt includes debentures of $210.5 million (2006 — $410.5 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity reflects the earliest possible date of maturity rather than maximum term to maturity.

28	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Sinking Funds	Schedule 7
As at March 31, 2007
(thousands of dollars)

	2006	2007
	Sinking Funds	Contributions[1]	Earnings[2]	Redemptions[3]	Currency Adjustment	Sinking Funds
Crown Corporations
Investment Saskatchewan Inc.	6,158	--	49	(6,207)	--	--
Municipal Financing Corporation of Saskatchewan	162	100	13	--	--	275
Saskatchewan Housing Corporation	43,298	585	2,420	--	--	46,303
Saskatchewan Power Corporation	179,931	22,853	10,894	--	--	213,678
Saskatchewan Telecommunications Holding
Corporation	46,086	3,266	2,679	--	--	52,031
Saskatchewan Water Corporation	63	317	9	--	--	389
SaskEnergy Incorporated	32,171	5,290	2,062	--	--	39,523

Total Crown Corporations	307,869	32,411	18,126	(6,207)	--	352,199

Government	797,231	62,721	45,576	--	(2,437)	903,091

Total Sinking Funds [4]	1,105,100	95,132	63,702	(6,207)	(2,437)	1,255,290

1	Annual contributions, when established by Order in Council, are set at not less than one per cent of debentures outstanding. The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

	2008	2009	2010	2011	2012	Total
Contributions [a]	100,780	101,850	96,976	91,016	84,776	475,398
Recoverable from Crown corporations	(32,806)	(30,876)	(30,561)	(30,561)	(28,861)	(153,665)

Government Contributions	67,974	70,974	66,415	60,455	55,915	321,733

[a] Each year includes contributions for U.S. dollar debt of $1.2 million.
2	Sinking fund earnings include gains on investment sales of $6.8 million (2006 — $34.4 million).
3	The redemption value is based on the market value of the sinking fund units at the date of redemption.
4	The market value of sinking funds at March 31, 2007 is $1,287.7 million (2006 — $1,128.2 million). Sinking fund assets have been invested as follows:
	2007	2006
Long-term Investments in securities of:
Government of Saskatchewan, coupon interest range 4.2% to 10.2%; maturing in 5.8 to 33.2 years	432,662	321,332
Government of Canada, coupon interest range 4.0% to 6.0%; maturing in 4.2 to 26.2 years	195,903	100,334
Other provincial governments, coupon interest range 4.3% to 9.5%; maturing in 4.8 to 32.9 years	455,015	464,267
Government of the United States, coupon interest range 4.5% to 4.6%; maturing in 9.9 to 28.9 year	19,964	13,521
Cash, short term investments and accrued interest [a]	151,746	205,646

Total Sinking Funds [b]	1,255,290	1,105,100

[a] Cash, short term investments and accrued interest include $0 (2006 — $19.6 million) Province of Saskatchewan securities and are disclosed net of $1.1 million (2006 — $1.3 million) in liabilities.
[b] Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $211.4 million Canadian (2006 — $203.9 million) at the exchange rate in effect at March 31, 2007, 1.1529 (2006 — 1.1671).

Government of Saskatchewan - 2006-07 Public Accounts	29

General Revenue Fund

Guaranteed Debt	Schedule 8
As at March 31, 2007
(thousands of dollars)

	2007	2006
Crown Corporations
The Power Corporation Act
Saskatchewan Power savings bonds
Series I - series VIl (matured)	21	22
The Saskatchewan Development Fund Act
Guaranteed investments	728	758
The Saskatchewan Telecommunications Act
Telebonds - series I (matured)	127	143

Total Crown Corporations	876	923

Other
The Economic and Co-operative Development Act
Vanguard Inc.	1,250	1,250
The Farm Financial Stability Act
Breeder associations loan guarantees	14,417	15,248
Feeder associations loan guarantees	10,778	10,469
Feedlot construction loan guarantees	749	406
Individual cattle feeder loan guarantees	75	--
Agricultural Income Disaster Assistance Program	--	5
The Housing and Special-care Homes Act
Senior citizens' housing	32	35
The Student Assistance and Student Aid Fund Act	71	102
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	6,111	17,684

Total Other	33,483	45,199

Total Guaranteed Debt [1]	34,359	46,122

1	In addition to the amount shown, there is a contingent liability for interest accrued on certain of these items. Also, the Government has guaranteed debt, denominated in U.S. dollars, issued by Saskferco Products Inc. At March 31, 2007, the debt of $24.2 million Canadian was fully offset by Saskferco Products Inc.’s equity in a sinking fund. Total guaranteed debt is net of a loss provision of $0.5 million (2006 — $0.5 million).

Breeder and Feeder Associations

The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle association are limited to $6 million for the breeder or feeder option. Guarantees for each bison association are limited to $5 million for the feeder option. Guarantees for each sheep association are limited to $4 million for the breeder or feeder option.

NewGrade Energy Inc. (NewGrade)

The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. dollar denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

30	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Tangible Capital Assets	Schedule 9
As at March 31, 2007
(thousands of dollars)

	2007						2006
	Land & Buildings	Machinery & Equipment	Trans- portation Equipment	Office & Information Technology	Infra- structure	Total	Total
Estimated useful life	15 years- Indefinite	10-20 years	10-40 years	5-10 years	15-40 years
Opening Net Book Value of
Tangible Capital Assets [1]	566,920	63,789	112,082	41,959	1,455,509	2,240,259	1,773,630

Opening cost	871,887	113,106	174,065	82,866	2,862,382	4,104,306	3,253,716
Acquisitions	40,392	10,362	56,221	6,342	136,193	249,510	221,278
Transfers	--	--	--	--	62,828	62,828	691,029
Write downs	(787)	--	672	--	(8)	(123)	(4,201)
Disposals	(4,530)	(2,913)	(25,397)	(394)	(26,492)	(59,726)	(57,516)

Closing cost [2]	906,962	120,555	205,561	88,814	3,034,903	4,356,795	4,104,306

Opening accumulated amortization	304,967	49,317	61,983	40,907	1,406,873	1,864,047	1,480,086
Annual amortization	25,822	5,600	10,776	8,625	90,834	141,657	134,530
Transfers	--	--	--	--	33,050	33,050	305,369
Write downs	(34)	--	(7)	--	--	(41)	(1,274)
Disposals	(2,393)	(2,607)	(13,566)	(382)	(26,488)	(45,436)	(54,664)

Closing accumulated amortization	328,362	52,310	59,186	49,150	1,504,269	1,993,277	1,864,047

Closing Net Book Value of
Tangible Capital Assets [1]	578,600	68,245	146,375	39,664	1,530,634	2,363,518	2,240,259
1	Net book value does not include the following:
•	works of art and historical treasures such as the Legislative Building; and
•	intangible assets and items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources.
2	Closing cost includes work-in-progress of $30.2 million (2006 — $24.7 million).

Government of Saskatchewan - 2006-07 Public Accounts	31

General Revenue Fund

Revenue	Schedule 10
For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Budget	Actual	Actual
Taxation
Corporation capital	427,100	513,458	524,650
Corporation income	361,400	554,001	393,629
Fuel	371,300	383,576	376,426
Individual income	1,494,000	1,668,538	1,447,905
Sales	1,097,000	1,079,794	1,112,350
Tobacco	165,400	190,334	171,107
Other	94,700	94,844	89,751

Total Taxation	4,010,900	4,484,545	4,115,818

Non-renewable Resources
Natural gas	186,000	165,131	269,074
Oil	989,800	1,318,852	1,124,952
Potash	279,100	161,729	277,967
Other	56,900	48,540	49,106

Total Non-renewable Resources	1,511,800	1,694,252	1,721,099

Transfers from Government Entities
Crown Investments Corporation of Saskatchewan	160,000	167,000	221,000
Liquor and Gaming Authority	334,100	370,053	351,673
Other enterprises and funds	42,500	50,043	41,214

Total Transfers from Government Entities	536,600	587,096	613,887

Other Own-source Revenue
Fines, forfeits, and penalties	10,200	10,173	9,788
Interest, premium, discount, and exchange	53,400	96,062	89,226
Motor vehicle fees	128,700	138,908	135,183
Other licences and permits	35,600	36,787	41,800
Sales, services, and service fees	84,000	93,332	89,389
Transfers from other governments	16,400	17,368	16,860
Commercial operations (schedule 11)	--	69,575	64,724
Other	16,000	26,119	54,413

Total Other Own-source Revenue	344,300	488,324	501,383

Total Own-source Revenue	6,403,600	7,254,217	6,952,187

Transfers from the Federal Government
Canada Health Transfer	760,800	716,775	659,558
Canada Social Transfer	348,400	323,599	298,756
Equalization	--	12,723	88,672
Other	214,400	335,732	218,379

Total Transfers from the Federal Government	1,323,600	1,388,829	1,265,365

Total Revenue	7,727,200	8,643,046	8,217,552

32	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Commercial Operations	Schedule 11
For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Budget	Actual	Actual
Commercial Operations Revenue [1]
Recovery from external sources
Highways and Transportation	4,000	4,659	6,080
Information Technology Office	72	89	--
Property Management	64,571	65,190	58,960
Recovery of overhead costs [2]
Highways and Transportation	--	(363)	(316)

Commercial Operations Revenue	68,643	69,575	64,724

Commercial Operations Expense
Highways and Transportation	4,000	4,198	5,715
Information Technology Office	72	89	--
Property Management	64,571	63,248	58,384

Commercial Operations Expense	68,643	67,535	64,099

Net Results
Highways and Transportation	--	98	49
Information Technology Office	--	--	--
Property Management	--	1,942	576

Net Results	--	2,040	625

1	With the approval of the Lieutenant Governor in Council, revenues from commercial type activities may be used to pay for the related costs without requiring an appropriation.
2	Where a portion of the revenue collected relates to the recovery of overhead costs (e.g. employee benefit cost) paid for by another department, the revenue is included in sales, services and service fees.

Government of Saskatchewan - 2006-07 Public Accounts	33

General Revenue Fund

Operating Expense by Function	Schedule 12
For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Agriculture	370,918	423,208
Community development	267,262	244,059
Economic development	119,033	104,722
Education	1,605,807	1,461,516
Environment and natural resources	180,299	131,665
Health	3,202,965	2,990,625
Protection of persons and property	357,972	316,721
Social services and assistance	821,486	693,424
Transportation	349,504	307,690
Other	431,703	459,790

Total Operating Expense	7,706,949	7,133,420

Operating Expense by Object	Schedule 13
For the Year Ended March 31, 2007
(thousands of dollars)
	2007	2006
Personal services	661,554	602,391
Travel	41,570	40,653
Transfers	6,140,480	5,739,936
Goods and services	472,595	391,842
Amortization of tangible capital assets	141,657	134,530
Other	249,093	224,068

Total Operating Expense	7,706,949	7,133,420

34	Government of Saskatchewan - 2006-07 Public Accounts

General Revenue Fund

Servicing Government Debt	Schedule 14
For the Year Ended March 31, 2007
(thousands of dollars)
	2007	2006
Total interest costs	802,132	820,787
Interest reimbursed from Crown corporations and others	(273,486)	(286,256)
Net foreign exchange loss	2,787	2,167
Other costs	6,870	7,968

Total Servicing Government Debt	538,303	544,666

Non-cash Items Included in Surplus	Schedule 15
For the Year Ended March 31, 2007
(thousands of dollars)
	2007	2006
Amortization of foreign exchange loss	2,787	2,167
Amortization of tangible capital assets (schedule 9)	141,657	134,530
Net loss (gain) on disposal of tangible capital assets	12,722	(391)
Write downs of tangible capital assets	82	2,927
Loss on loans and investments	544	1,506
Earnings retained in sinking funds	(45,576)	(63,082)
Gain on transfer of tangible capital assets	(908)	(1,684)

Total Non-cash Items Included in Surplus	111,308	75,973

Net Change in Non-cash Operating Activities	Schedule 16
For the Year Ended March 31, 2007
(thousands of dollars)
	2007	2006
(Increase) decrease in accounts receivable	(71,136)	39,641
Decrease in deferred charges	17,047	16,060
Increase (decrease) in accounts payable and accrued liabilities	44,669	(47,305)
Increase in unearned revenue	222	3,196
(Increase) decrease in prepaid expenses	(197)	337
Increase in inventories held for consumption	(7,842)	(5,862)

Net Change in Non-cash Operating Activities	(17,237)	6,067

Government of Saskatchewan - 2006-07 Public Accounts	35

General Revenue Fund

Investing Activities	Schedule 17
For the Year Ended March 31, 2007
(thousands of dollars)
	2007		2006
	Receipts	Disbursements	Receipts	Disbursements
Loans
Information Services Corporation of Saskatchewan	30,000	18,047	10,500	--
Investment Saskatchewan Inc.	10,000	--	--	--
Municipal Financing Corporation of Saskatchewan	--	8,975	3,847	5,000
Saskatchewan Crop Insurance Corporation	37,200	--	68,579	--
Saskatchewan Opportunities Corporation	--	15,000	--	3,000
Saskatchewan Power Corporation	31,809	100,000	86,312	250,000
Saskatchewan Telecommunications Holding
Corporation	32,598	--	--	--
Saskatchewan Water Corporation	876	2,455	34,012	7,067
SaskEnergy Incorporated	32,681	1,100	101,195	102,500
Other	60,855	58,567	60,224	64,738

Total Loan Receipts and Disbursements	236,019	204,144	364,669	432,305

Sinking Funds
Contributions	32,411	95,132	69,045	135,070
Government debt redemption funded from sinking funds	--	--	30,912	--

Total Sinking Fund Receipts and Disbursements	32,411	95,132	99,957	135,070

Other	1,509	20	905	13

Total Receipts and Disbursements	269,939	299,296	465,531	567,388

Net Disbursements	(29,357)		(101,857)

36	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Summary Financial Statements

Responsibility for the Summary Financial Statements

The Government is responsible for the Summary Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with generally accepted accounting principles for the public sector, using the Government’s best estimates and judgment when appropriate. He uses information from the accounts of the General Revenue Fund, Crown corporations and other government organizations to prepare these statements.

The Provincial Auditor expresses an independent opinion on these statements. His report, which appears on the following page, provides the scope of his audit and states his opinion.

Treasury Board approves the Summary Financial Statements. The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Pat Atkinson

Pat Atkinson
Minister of Finance

/s/ Doug Matthies

Doug Matthies
Deputy Minister of Finance

/s/ Terry Paton

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2007

Government of Saskatchewan - 2006-07 Public Accounts	39

Summary Financial Statements

Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

I have audited the summary statement of financial position of the Government of Saskatchewan as at March 31, 2007 and the summary statements of operations, accumulated deficit, change in net debt, and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Government of Saskatchewan as at March 31, 2007 and the results of its operations, the changes in its net debt and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

/s/ Fred Wendel

Fred Wendel, CMA, CA
Provincial Auditor

Regina, Saskatchewan
June 8, 2007

Government of Saskatchewan - 2006-07 Public Accounts	41

Summary Financial Statements

Summary Statement of Financial Position
 As at March 31, 2007
(thousands of dollars)

	2007	2006
Financial Assets
Cash and temporary investments	2,215,210	1,646,114
Accounts receivable (schedule 1)	859,624	793,429
Assets held for sale (schedule 2)	138,445	120,754
Deferred charges	33,428	40,035
Loans and mortgages receivable (schedule 3)	135,598	141,397
Investment in government business enterprises (schedule 4)	3,105,661	2,946,797
Other investments (schedule 5)	658,796	619,175

Total Financial Assets	7,146,762	6,307,701

Liabilities
Accounts payable and accrued liabilities (schedule 6)	1,783,624	1,690,950
Other liabilities (schedule 7)	173,411	198,295
Unearned revenue (schedule 8)	250,683	241,772
Public debt (note 2)(schedule 9)	7,585,288	7,642,768
Unamortized foreign exchange loss on public debt	(12,573)	(16,828)
Pension liabilities (note 3)(schedule 12)	4,684,467	4,311,986

Total Liabilities	14,464,900	14,068,943

Net Debt	(7,318,138)	(7,761,242)

Non-financial Assets
Prepaid expenses	25,828	22,920
Inventories held for consumption	96,241	86,196
Tangible capital assets (schedule 13)	4,112,977	3,964,885

Total Non-financial Assets	4,235,046	4,074,001

Accumulated Deficit	(3,083,092)	(3,687,241)

Contingencies (note 4)
Contractual obligations (note 5)
Guaranteed debt (note 4)(schedule 11)
The accompanying notes and schedules are an integral part of these financial statements.

Government of Saskatchewan - 2006-07 Public Accounts	43

Summary Financial Statements

Summary Statement of Operations
 For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Revenue
Taxation	4,485,757	4,116,975
Non-renewable resources	1,694,252	1,721,100
Other own-source revenue	1,430,995	1,451,072
Transfers from the federal government	1,552,090	1,458,553

Total Revenue (schedule 14)	9,163,094	8,747,700

Expense
Agriculture	536,715	512,081
Community development	318,514	294,495
Debt charges (schedule 15)	782,776	840,640
Economic development	227,757	371,390
Education	1,691,705	1,413,920
Environment and natural resources	212,494	174,163
Health	3,379,066	3,221,618
Protection of persons and property	399,596	356,250
Social services and assistance	842,648	827,139
Transportation	372,634	328,868
Other	526,530	445,971

Total Expense (schedule 16)	9,290,435	8,786,535

Deficit from government service organizations	(127,341)	(38,835)
Income from government business enterprises (schedule 4)	701,289	717,811

Surplus (schedule 17)	573,948	678,976

The accompanying notes and schedules are an integral part of these financial statements.

44	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Summary Statement of Accumulated Deficit
 For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Estimated	Actual	Actual
Accumulated deficit, beginning of year	(3,687,241)	(3,687,241)	(4,432,042)
Adjustment to accumulated deficit (note 8)	--	(26,946)	--
Surplus (deficit)	(112,940)	573,948	678,976
Other comprehensive income (schedule 4)	--	57,147	65,825

Accumulated Deficit, End of Year	(3,800,181)	(3,083,092)	(3,687,241)

Summary Statement of Change in Net Debt
 For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Estimated	Actual	Actual
Surplus (deficit)	(112,940)	573,948	678,976

Tangible Capital Assets
Acquisitions (schedule 13)	(480,852)	(450,575)	(407,492)
Amortization (schedule 13)	305,335	285,385	298,092
Net loss on disposal	--	8,713	8,350
Proceeds on disposal	--	7,189	5,789
Write downs (schedule 13)	--	1,196	72,291

Net Acquisition of Tangible Capital Assets	(175,517)	(148,092)	(22,970)

Other Non-financial Assets
Net (acquisition) use of prepaid expenses	--	(2,908)	4,753
Net acquisition of inventories held for consumption	--	(10,045)	(335)

Net (Acquisition) Use of Other Non-financial Assets	--	(12,953)	4,418

Decrease (increase) in net debt	(288,457)	412,903	660,424
Net debt, beginning of year	(7,761,242)	(7,761,242)	(8,487,491)
Adjustment to accumulated deficit (note 8)	--	(26,946)	--
Other comprehensive income (schedule 4)	--	57,147	65,825

Net Debt, End of Year	(8,049,699)	(7,318,138)	(7,761,242)

The accompanying notes and schedules are an integral part of these financial statements.

Government of Saskatchewan - 2006-07 Public Accounts	45

Summary Financial Statements

Summary Statement of Cash Flow
For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Operating Activities
Surplus	573,948	678,976
Add (deduct) non-cash items
Income from government business enterprises (schedule 4)	(701,289)	(717,811)
Other non-cash items included in surplus (schedule 19)	121,321	185,263
Net change in non-cash operating activities (schedule 20)	29,145	82,449
Dividends received from government business enterprises (schedule 4)	583,513	575,829
Dividends received from other investments	108,581	127,432
Adjustment to accumulated deficit (note 8)	(10,887)	--

Cash Provided by Operating Activities	704,332	932,138

Capital Activities
Acquisition of tangible capital assets (schedule 13)	(450,575)	(407,492)
Proceeds on disposal of tangible capital assets	7,189	5,789

Cash Used for Capital Activities	(443,386)	(401,703)

Investing Activities
Disposal of land held for resale	950	1,534
Increase in other assets held for sale	(18,742)	(4,620)
Net decrease (increase) in loans and mortgages receivable	10,343	(3,946)
Increase in equity advances to government business enterprises	--	(25,000)
Acquisition of other investments	(63,982)	(59,008)
Disposition of other investments	39,942	130,954
Contributions made to sinking funds	(63,623)	(104,536)
Debt redemption funded from sinking funds	6,207	36,376

Cash Used for Investing Activities	(88,905)	(28,246)

Financing Activities
Proceeds from public debt	1,285,313	531,260
Repayment of public debt	(1,235,855)	(857,175)
(Decrease) increase in other liabilities	(24,884)	12,876
Increase in pension liabilities	372,481	126,924

Cash Provided by (Used for) Financing Activities	397,055	(186,115)

Increase in cash and temporary investments	569,096	316,074
Cash and temporary investments, beginning of year	1,646,114	1,330,040

Cash and Temporary Investments, End of Year	2,215,210	1,646,114

The accompanying notes and schedules are an integral part of these financial statements.

46	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements
As at March 31, 2007

1.	Significant Accounting Policies

a)	Basis of accounting

These Summary financial statements are prepared in accordance with generally accepted accounting principles for the public sector, as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants.

b)	Government reporting entity

The government reporting entity consists of organizations controlled by the Government. These government entities are segregated into two classifications. Entities that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity are classified as government business enterprises. All other government entities are government service organizations.

A listing of the organizations included in the government reporting entity is provided in schedule 22. Unless otherwise noted, the financial activities of all subsidiaries of these organizations have also been included.

Trust funds are administered but not controlled by the Government and therefore are excluded from the government reporting entity.

c)	Government partnerships

The Government has entered into various partnerships where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where these partners share, on an equitable basis, the significant risks and benefits associated with operating the partnership. Government business partnerships are government partnerships that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity.

d)	Method of consolidation

Government service organizations are consolidated after adjustment to a basis consistent with the accounting policies described in note 1(e). Significant inter-organization balances and transactions are eliminated.

Government business enterprises are accounted for by the modified equity method. Using this method, the Government’s investment in government business enterprises, which is initially recorded at cost, is adjusted annually to include the net earnings or losses and certain other net equity changes of the enterprise without adjustment to conform with the accounting policies described in note 1(e). With the exception of dividends declared by March 31, inter-organization balances and transactions are not eliminated.

Government partnerships, except those designated as government business partnerships, are proportionately consolidated, as disclosed in note 6. Significant inter-organization balances and transactions are eliminated.

Government business partnerships are accounted for by the modified equity method.

Financial results of government organizations whose fiscal year-ends are other than March 31 are adjusted for transactions having a significant impact on these financial statements.

e)	Specific accounting policies

Financial assets

Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are generally for less than one year and are recorded at cost which approximates market value.

Assets held for sale include inventories and land held for resale, which are valued at the lower of cost and net realizable value. Other assets held for sale include assets that the Government has committed to selling and anticipates that a sale to a purchaser outside the government reporting entity will be completed in the next year.

Government of Saskatchewan - 2006-07 Public Accounts	47

Summary Financial Statements

Notes to the Summary Financial Statements

1.	Significant Accounting Policies (continued)

Deferred charges include issue costs and net discounts or premiums incurred on the issue of debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Loans and mortgages receivable are initially recorded at cost. Where there has been a loss in value that is other than a temporary decline, the loan or mortgage is written down to recognize the loss. Interest is recognized on the accrual basis except when collection is uncertain it is recorded on the cash basis.

Other investments are accounted for by various methods as described below and are written down to their fair value when there is evidence of a permanent decline in value.

Equity investments exist when the Government holds shares of private or public companies and exercises significant influence but has less than a controlling interest or when the Government has shared control, as in government business partnerships. These investments are accounted for by the modified equity method. Using this method, the Government’s investment, which is initially recorded at cost, is adjusted annually for the Government’s share of the investee’s net earnings or losses and is reduced by dividends and partnership distributions received from these investments.

Portfolio investments exist when the Government holds shares of private or public companies and does not exercise significant influence. Portfolio investments are recorded at cost, and dividends from these shares are recorded as income when receivable.

Bonds, debentures and other advances and Property holdings are recorded at amortized cost.

Liabilities

Liabilities are present obligations to individuals and organizations outside the government reporting entity as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement. They consist of obligations to provide authorized transfers where any eligibility criteria have been met, to repay borrowings, to pay for goods and services acquired prior to year-end and to deliver goods or services in the future where payment has been received.

Unearned revenue is revenue that will be earned in a subsequent fiscal year and includes restricted funding from the federal government and other organizations.

Public debt of government service organizations is recorded at par, net of amounts issued on behalf of and reimbursable from government business enterprises.

Premiums, discounts and issue costs are recorded as deferred charges and are amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. Premiums and discounts on long-term investments within these sinking funds are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Unamortized foreign exchange loss includes unrealized foreign exchange gains and losses resulting from the conversion of debentures due and sinking funds held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue. Realized foreign exchange gains and losses are included in the surplus or deficit.

Pension liabilities are calculated using the projected benefit method prorated on services, except as otherwise disclosed in note 3. Pension fund assets are valued at market related values. Changes in the pension liabilities that result from estimation adjustments due to experience gains and losses and changes in actuarial assumptions are amortized on a straight-line basis over the expected average remaining service life of the related employee group. Gains or losses as a result of plan amendments are recognized in the period of the plan amendment.

Guaranteed debt includes guarantees of the Government made through specific agreements or legislation to pay all or part of the principal or interest on a debt obligation in the event of default by the borrower. Loss provisions on guaranteed debt are recorded as a liability and expense when it is likely that a loss will occur. The amount of the loss provision represents the Government’s best estimate of future payments net of recoveries and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

48	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

1.	Significant Accounting Policies (continued)

Non-financial assets

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed in the normal course of operations and are not for sale in the normal course of operations.

Inventories held for consumption are recorded at cost and are expensed as they are consumed.

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment of the asset. Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Revenue

Revenues are recorded on the accrual basis except for receipts from the federal government for corporate and personal income taxes, which are recorded on the cash basis. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis. Government transfers are recognized as expenses in the period during which the transfer is authorized and any eligibility criteria are met.

f)	Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized or disclosed in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount.

Measurement uncertainty that may be material to these financial statements exists in the accrual of pension obligations, site restoration obligations, accident claims obligations, unbilled utility revenue, non-renewable resources royalties and the federal government’s Canada Health Transfer and Canada Social Transfer payments. It also exists in the valuation of loans where repayment is contingent upon an organization’s cash flows.

The nature of the uncertainty in the accrual of pension, site restoration and accident claims obligations arises because actual experience may differ significantly from actuarial or historical estimations and assumptions. Uncertainty in the accrual of unbilled utility revenue arises because actual usage may differ from estimated usage. The uncertainty related to accrued royalties arises because of price and production sensitivities in the royalty structures. Uncertainty related to transfers from the federal government arises because of changes in economic and demographic conditions in the Province and the country. The uncertainty in the valuation of loans arises from the effect of commodity prices on cash flows.

While best estimates are used for reporting items subject to measurement uncertainty, it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized or disclosed.

2.	Risk Management of Public Debt

The Government borrows funds in both domestic and foreign capital markets by issuing Government of Saskatchewan securities. As a result, the Government is exposed to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, the Government maintains a preference for fixed rate Canadian dollar denominated debt. Where market conditions dictate that other forms of debt are more attractive, the Government seeks opportunities to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that the Government’s debt charges will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest.

Government of Saskatchewan - 2006-07 Public Accounts	49

Summary Financial Statements

Notes to the Summary Financial Statements

2.	Risk Management of Public Debt (continued)

Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. The Government seeks opportunities to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. The Government has interest rate swaps on a notional value of debt of $70.6 million (2006 — $311.5 million). At March 31, 2007, 88.6 per cent (2006 — 85.7 per cent) of the Government’s gross debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Public debt includes floating rate debt of $1,402.1 million (2006 — $1,747.1 million). A one percentage point increase in interest rates would decrease the surplus by $14.0 million in 2007-08.

Foreign exchange rate risk is the risk that the Government’s debt charges will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, the Government seeks opportunities to effectively convert it into Canadian dollar debt through the use of cross currency swaps and foreign currency forward exchange contracts. At March 31, 2007, 97.4 per cent (2006 — 97.4 per cent) of the Government’s gross debt is effectively denominated in Canadian dollars.

The following foreign-denominated items have been hedged to Canadian dollars using cross currency swaps:

•	debentures totalling 1,419.0 million U.S. dollars (2006 - 1,419.0 million) fully hedged to $1,882.3 million Canadian (2006 - $1,882.3 million);
•	debentures totalling 300.0 million Swiss francs (2006 — 200.0 million) fully hedged to $274.7 million Canadian (2006 - $182.4 million); and
•	interest payments on debentures of 275.0 million U.S. dollars (2006 — 275.0 million) hedged to Canadian dollars at an exchange rate of 1.2325 (2006 — 1.2325).

In total, the Government has cross currency swaps on a notional value of debt of $2,770.5 million (2006 — $2,713.3 million). The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2007, 100 per cent (2006 — 100 per cent) of the Government’s counterparties held a Standard and Poor’s credit rating of A or better.

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

3.	Retirement Benefits

The Government sponsors several defined benefit and defined contribution pension plans. The Government also participates in a joint defined benefit pension plan.

Defined benefit plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2.0 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

Actuarial valuations are performed at least triennially. An actuary extrapolates these valuations when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on the actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

Joint defined benefit plans are governed by a formal agreement between the joint sponsors (i.e., employer and plan members), which establishes that the joint sponsors have shared control over the plan. Funding contributions are shared

50	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

3.	Retirement Benefits (continued)

mutually between the employer and plan members. The sponsors share, on an equitable basis, the significant risks of each plan. Accordingly, the Government accounts for only its portion of the plan. Plan assets and surpluses are restricted for member benefits or certain other purposes set out in the agreement. Plan benefits are determined on the same basis as defined benefit plans.

The accrued benefit obligation is determined using the projected accrued benefit actuarial cost method. Pension fund assets are valued at market related values by averaging the difference between the net investment income on a market value basis and the expected investment income determined by the actuary, over a five year period.

Defined contribution plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary. The Government provides contributions at specified rates for employee current service.

Pension fund assets of government sponsored defined benefit and defined contribution plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

Government Service Organizations

a)	Defined benefit plans and joint defined benefit plan

The two main defined benefit plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan (STC), Anti-TB League Employees Superannuation Plan (ATB) and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. Defined benefits are also payable to members of the former Members of the Legislative Assembly Superannuation Fund (MLA).

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and the MLA, for which member contributions are received and pension obligations are paid directly by the Government.

The Government also participates in the Saskatchewan Healthcare Employees’ Pension Plan (SHEPP), a joint defined benefit plan for employees of the Regional Health Authorities. The Government contributes to the plan at the ratio of 1.12 to 1 of employee contributions. Any actuarially determined deficiency is the responsibility of participating employers and employees in the ratio of 1.12 to 1. The Government’s participating employer contributions for the SHEPP represents approximately 91 per cent of the total employer contributions to the plan.

Government of Saskatchewan - 2006-07 Public Accounts	51

Summary Financial Statements

Notes to the Summary Financial Statements

3.	Retirement Benefits (continued)

Information on the defined benefit plans and the joint defined benefit plan of government service organizations follows:

	2007					2006
	TSP	PSSP	Others	SHEPP	Total	Total
Plan status	closed	closed	closed [1]	open	n/a	n/a
Member contribution rate (percentage of salary)	7.85	7.00-9.00 [2]	5.00-9.00 [2]	5.85-7.35 [2]	n/a	n/a
Number of active members	3,124	1,312	63	30,646	35,145	35,469
Average age of active members (years)	53.2	54.9	57.0	44.9	46.0	46.1
Number of former members entitled to deferred
pension benefits	4,965	119	11	1,386	6,481	6,703
Number of superannuates and surviving spouses	10,640	5,717	2,372	8,813	27,542	27,023
Actuarial valuation date	June 30/05	Dec. 31/05	Various	Dec. 31/04	n/a	n/a
Long-term assumptions used
Rate of compensation increase (percentage)	3.50	3.50	3.50	3.75	n/a	n/a
Expected rate of return on plan assets (percentage)	6.75	5.00	5.00-6.00	6.50	n/a	n/a
Discount rate (percentage)	5.00	5.00	5.00	6.50	n/a	n/a
Inflation rate (percentage)	2.50	2.50	2.50	2.75	n/a	n/a
Expected average remaining service life (years)	4.7	3.9	Various	11.9	n/a	n/a
Post-retirement index (percentage of annual
increase in Consumer Price Index)	80	70	Various	Ad hoc	n/a	n/a

1	Judges is open to new membership; all other plans are closed.
2	Contribution rate varies based on age upon joining the plan.

b)	Defined contribution plans

The two main multi-employer defined contribution plans sponsored by the Government are the Public Employees Pension Plan (PEPP) and the Capital Pension Plan (Capital). The Government provides contributions to the plans at specified rates for employee current service. The Government also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation and to the Regina Civic Employees’ Superannuation and Benefit Plan (RCESP). The Government has fully funded its share of contributions to the defined contribution plans.

Information on the defined contribution plans of government service organizations follows:

	2007					2006
	Government Sponsored
	PEPP	Capital	RCESP [1]	STRP [2]	Total	Total
Plan status	open	open	open	n/a	n/a	n/a
Member contribution rate (percentage of salary)	5.00-7.00 [3]	5.00-5.50 [3]	8.85-13.11 [3]	n/a	n/a	n/a
Government contribution rate (percentage of salary)	6.45-7.00 [3]	5.50-6.00 [3]	8.85-13.11 [3]	n/a	n/a	n/a
Government service organization participation
Number of active members	20,135	706	1,434	n/a	22,275	22,788
Member contributions (thousands of dollars)	51,619	2,160	8,468	n/a	62,247	56,309
Government contributions (thousands of dollars)	48,113	2,401	8,640	38,235	97,389	91,621

1	Certain employees of a Regional Health Authority participate in the RCESP, a multi-employer defined benefit plan established through a City of Regina bylaw. All costs, including costs of any actuarially determined deficiency, are equally shared by the employees and employers. At December 31, 2006, audited financial statements for the plan reported an accrued benefit obligation of $768.1 million (2005 — $768.1 million) and pension fund assets at market value of $825.2 million (2005 — $774.1 million).
2	The STRP is a contributory defined benefit pension plan. The Government contributes an amount which is set through provincial negotiations.
3	Contribution rate varies based on employee group.

52	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

3.	Retirement Benefits (continued)

c)	Pension expense

Pension expense for government service organizations is primarily allocated to education expense, health expense and other expense. Pension interest expense is included in debt charges. The total pension expense of government service organizations includes the following:

(thousands of dollars)	2007	2006
Defined benefit plans
Current period benefit cost	81,889	73,663
Plan amendment [1]	90,433	--
Amortization of estimation adjustments	218,988	(19,849)
Employee contributions	(21,456)	(22,504)
Plan expenses	4,502	7,255
Cost of financing unfunded pension obligation (pension interest expense)	259,885	260,546

Total pension expense, defined benefit plans	634,241	299,111
Other plans
Total pension expense, joint defined benefit plan	28,389	84,509
Total pension expense, defined contribution plans	97,389	91,621

Total Pension Expense	760,019	475,241

1	During the year, the Government approved a plan amendment to provide guaranteed indexing of pensions for members of the PSSP, Judges, STC, ATB, and MLA at 70 per cent of the annual change in the Consumer Price Index. Previously, the Government provided ad hoc indexing to members of these plans.

Government Business Enterprises

a)	Defined benefit plans

There are additional employee pension plans of government business enterprises which are accounted for in the investment in government business enterprises. The two main defined benefit plans of government business enterprises are the Power Corporation Superannuation Plan (SaskPower) and the Saskatchewan Telecommunications Pension Plan (SaskTel). Other plans include the Saskatchewan Government Insurance Superannuation Plan, the Liquor Board Superannuation Plan, and the Pension Plan for Employees of the Saskatchewan Workers’ Compensation Board.

The Government contributes the amount necessary to fund the payment of pension benefits.

Information on the defined benefit plans of government business enterprises follows:

	2007				2006
	SaskPower	SaskTel	Others	Total	Total
Plan status	closed	closed	closed	n/a	n/a
Number of active members	496	375	109	980	1,188
Number of former members, superannuates
and surviving spouses	1,733	1,914	433	4,080	3,961
Member contributions (thousands of dollars)	1,711	1,647	327	3,685	4,145
Government contributions (thousands of dollars)	453	35,404	1,156	37,013	44,231
Benefits paid (thousands of dollars)	42,260	54,042	8,062	104,364	96,097
Actuarial valuation date	Sept.30/06	Dec.31/06	Various	n/a	n/a
Long-term assumtions used
Rate of compensation increase (percentage)	3.50	3.00	3.25-3.50	n/a	n/a
Expected rate of return on plan assets (percentage)	6.50	7.00	4.75-6.25	n/a	n/a
Discount rate (percentage)	5.25	5.15	4.75-5.00	n/a	n/a
Inflation rate (percentage)	2.50	2.50	2.25-2.50	n/a	n/a
Post-retirement index (percentage of annual increase in
Consumer Price Index)	70	100	50-70	n/a	n/a

Government of Saskatchewan - 2006-07 Public Accounts	53

Summary Financial Statements

Notes to the Summary Financial Statements

3.	Retirement Benefits (continued)

Based on the latest actuarial valuation for SaskPower at September 30, 2006 and extrapolations for other plans to December 31, 2006, the present value of accrued pension benefits and the market value of pension fund assets are shown in the table below:

(thousands of dollars)	2007				2006
	SaskPower	SaskTel	Others	Total	Total
Accrued benefit obligation	836,505	1,049,368	132,975	2,018,848	1,926,102
Fair value of plan assets	790,190	1,007,653	100,724	1,898,567	1,781,249

Plan Deficit	46,315	41,715	32,251	120,281	144,853
Unamortized amounts [1]	(82,564)	(88,284)	(5,683)	(176,531)	(202,934)

Pension (Surplus) Liabilities	(36,249)	(46,569)	26,568	(56,250)	(58,081)

1	Includes unamortized transitional assets, unamortized actuarial gains (losses) and unamortized past service costs. SaskTel’s amounts are amortized against the plan deficit over the average remaining life of retired members of 22 years. SaskPower and the other plans’ amounts are amortized against the plan deficit over periods ranging from 2.6 to 4 years, which is the expected average remaining service life of active plan members at the time the amounts arose.

At December 31, 2006, 31.4 per cent (2005 — 33.0 per cent) of pension plan assets were invested in fixed income securities and 60.2 per cent (2005 — 58.0 per cent) in equity investments.

b)	Defined contribution plans

Information on the defined contribution plans of government business enterprises follows:

	2007				2006
	PEPP		Capital	Total	Total
Plan status	open		open	n/a	n/a
Member contribution rate (percentage of salary)	4.00-6.55	[1]	5.50	n/a	n/a
Government contribution rate (percentage of salary)	5.00-6.55	[1]	5.50	n/a	n/a
Government business enterprise participation
Number of active members	9,289		2,427	11,716	11,110
Government contributions (thousands of dollars)	29,681		5,600	35,281	31,861

1	Contribution rate varies based on employee group.

c)	Pension expense

Pension expense and pension interest expense for government business enterprises are included in income from government business enterprises. The pension expense for the year for the defined benefit plans is $40.7 million (2006 — $39.9 million) and $35.3 million (2006 — $31.9 million) for the defined contribution plans.

d)	Other future benefit plans

Other future benefit plans of government business enterprises include a defined benefit severance plan, a supplementary superannuation plan, two defined benefit service recognition plans, a defined benefit retiring allowance plan, and a voluntary early retirement plan. The accrued benefit liability is $77.8 million (2006 — $73.8 million).

54	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

4.	Contingencies

Guaranteed debt

The Government has guaranteed the debt of others of $62.6 million (2006 — $94.6 million). Schedule 11 provides a listing of guaranteed debt.

Lawsuits

Up to $42.4 million may be paid depending on the outcome of lawsuits in progress.

Goods and Services Tax Obligation

Since 1999, a government business enterprise has determined its GST obligations based on a ruling from the Canada Revenue Agency (CRA). As a result of recent legislative changes, the government business enterprise has requested the CRA to confirm its prior ruling. The outcome of this request cannot be predicted. If CRA amends its ruling, up to $32.5 million (2006 — $28 million) may be paid.

5.	Contractual Obligations

Significant contractual obligations include:

•	forward purchase agreements of $1,458.8 million for coal contracted for future minimum deliveries valued at current prices over the next 18 years, and approximately $5,743.8 million for power over the next 21 years;
•	contracts for the construction and acquisition of tangible capital assets of $717.7 million;
•	agreements to provide housing subsidies and transfers of $134.5 million over five years;
•	capital grant projects of $59.2 million over 15 years;
•	computer service agreements of $36.4 million over three years;
•	treaty land entitlement agreements valued at approximately $5.4 million over five years, and rural municipality and school division tax loss compensation of approximately $10.5 million as land achieves reserve status over the course of the agreements;
•	other contractual obligations of $321.7 million, which consists of $146.4 million for government service organizations, including $12.0 million for agriculture, $66.5 million for economic development, $3.6 million for education and $64.3 million for environment and natural resources, and $175.3 million for government business enterprises; and
•	operating and capital lease obligations as follows:

(thousands of dollars)	Operating [1]	Capital [2]
Future minimum lease payments
2007-08	76,735	18,942
2008-09	67,662	16,783
2009-10	50,428	12,925
2010-11	44,325	12,525
2011-12	28,250	9,812
Thereafter	53,534	25,992

	320,934	96,979
Interest and executory costs	--	(40,674)

Total Lease Obligations	320,934	56,305

1	Total operating lease obligations include $164.2 million for government service organizations and $156.7 million for government business enterprises.
2	Total capital lease obligations include $48.4 million for government service organizations (schedule 7) and $7.9 million for government business enterprises.

Government of Saskatchewan - 2006-07 Public Accounts	55

Summary Financial Statements

Notes to the Summary Financial Statements

6.	Government Partnerships

The Government has a 50 per cent partnership interest in Meadow Lake Pulp Limited Partnership (MLPLP), which operates a pulp mill near Meadow Lake and a 45.5 per cent partnership interest in Saskatchewan Entrepreneurial Fund Inc., which assists with the development and growth of small business in the province.

The Government’s pro-rata share of its government partnerships is as follows:

(thousands of dollars)	2007	2006
Revenue	89,378	89,281
Expense	94,523	98,413

Deficit	(5,145)	(9,132)
Recovery (write down) of partnership interest	24,584	(48,516)
Accumulated surplus, beginning of year	2,000	59,648

Accumulated surplus, end of year	21,439	2,000
Transferred to assets held for sale	(21,439)	(2,000)

Partnership Interest	--	--

The Government is in the process of disposing of its interest in MLPLP. Accordingly, the net assets of MLPLP have been classified as assets held for sale. The revenue and expense of MLPLP have been proportionately consolidated in these financial statements.

During the year, certain of the MLPLP assets were sold to Meadow Lake Mechanical for cash and equity consideration, resulting in a reduction in the assets held for sale to $13.4 million, as disclosed in schedule 2.

7.	Trust Funds

Trust fund assets held and administered by the Government are as follows:

(thousands of dollars)	2007	2006
Pension plans	10,827,351	9,948,965
Public Guardian and Trustee of Saskatchewan	154,479	148,566
Other	214,566	204,455

Total Trust Fund Assets [1]	11,196,396	10,301,986

1	Amounts are based on the latest financial statements of the funds closest to March 31, 2007, where available.

8.	Adjustment to Accumulated Deficit

Adjustments of $26.9 million were made to the April 1, 2006 accumulated deficit.

During 2006-07, the Government determined that one of its employee benefit plans should no longer be included in the government reporting entity, but rather be disclosed as a trust administered by the Government. As a result, the Government recorded an $11.2 million decrease in financial assets, a $0.3 million decrease in financial liabilities and a corresponding $10.9 million increase in the accumulated deficit.

Additionally, a government business enterprise recorded a prior period adjustment related to an error in its actuarial valuation performed in the prior year. As a result, the Government recorded a $16.0 million decrease in investment in government business enterprises, and a corresponding increase in the accumulated deficit.

The comparative figures have not been restated.

9.	Comparative Figures

Certain of the 2006 comparative figures have been reclassified to conform with the current year’s presentation.

56	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

10.	Subsequent Event

On June 8, 2007, Crown Life Insurance Company and its two shareholders, HARO Financial Corporation and Extendicare REIT, and Canada Life Assurance Company signed agreements to facilitate the final closing of the sale of the insurance business of Crown Life to Canada Life. The agreements are subject to receiving regulatory approval. The closing is expected to occur in July 2007 when regulatory approval is received. Upon the closing, the Government expects to receive net proceeds of approximately $144 million from HARO resulting in investment income of approximately $60 million.

Government of Saskatchewan - 2006-07 Public Accounts	57

Summary Financial Statements

Accounts Receivable	Schedule 1
As at March 31, 2007
(thousands of dollars)

	2007	2006
Taxation	200,564	210,998
Non-renewable resources	182,342	126,376
Other own-source revenue	437,210	442,234
Transfers from the federal government	123,455	97,923

	943,571	877,531
Provision for loss	(83,947)	(84,102)

Total Accounts Receivable	859,624	793,429

Assets Held for Sale	Schedule 2
As at March 31, 2007
(thousands of dollars)

	2007	2006
Land held for resale	113,241	114,191
Inventories held for resale	1,842	1,943
Other assets held for sale
Meadow Lake Pulp Limited Partnership (note 6)	13,439	2,000
Centennial Foods (schedule 5)	9,923	2,620

Total Assets Held for Sale	138,445	120,754

Land Held for Resale

The estimated net realizable value of the Government’s land held for resale at March 31, 2007 is $216.9 million (2006 — $214.4 million).

Other Assets Held for Sale

The Government has committed to and has a plan in place for the sale of these assets. The assets are in sale condition, have been publicly offered for sale and an active market exists. The Government anticipates that a sale to a purchaser external to the government reporting entity will be completed within the next year.

58	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Loans and Mortgages Receivable	Schedule 3
As at March 31, 2007
(thousands of dollars)

	2007	2006
Student loans	137,115	133,824
Agricultural loans	45,737	55,409
Other loans	35,112	39,005
Mortgages	2,640	2,709

	220,604	230,947
Provision for loss	(85,006)	(89,550)

Total Loans and Mortgages Receivable	135,598	141,397

Student Loans

The program operates under the authority of The Student Assistance and Student Aid Fund Act, 1985. Loans are interest-free until the discontinuance of full-time studies or graduation. Interest rates are prescribed by the Government. Student bursaries, study grants and other varieties of loan forgiveness are available to students who meet specific criteria.

The administration and delivery of the federal and provincial student loans programs is integrated. The Government approves applications for both provincial and federal loans, external agencies are contracted to disburse, administer and collect loans, and the federal government is responsible for collection of loans in default.

Student loans approved between August 1996 and July 2001 are lender-financed, disbursed, managed and collected by a bank. The Government retained responsibility for loan approval during this period, and pays a risk premium of 5.0 per cent to the bank when loans become repayable.

A loss provision of $51.4 million (2006 — $52.7 million) has been recorded on these loans.

Agricultural Loans

Capital loan program

The Government holds $28.3 million (2006 — $35.7 million) in loans under the Capital loan program. These loans are repayable over terms not exceeding 25 years and bear interest at rates between 5.0 and 13.5 per cent (2006 — 5.0 and 13.5 per cent). Security on individual loans varies and may include mortgages on real property, security agreements and guarantees. The program operates under The Agricultural Credit Corporation of Saskatchewan Act. A loss provision of $7.3 million (2006 — $10.2 million) has been recorded on these loans.

Other agricultural loans

The Government holds $17.4 million (2006 — $19.7 million) in loans under various other agricultural loan programs. The interest on these loans ranges from 5.0 to 10.5 per cent (2006 — 5.0 to 10.5 per cent). Generally, the loans are secured by promissory notes and, where applicable, by guarantees or general security arrangements. A loss provision of $11.3 million (2006 — $11.3 million) has been recorded on these loans.

Other Loans

The Government’s loan portfolio also consists of numerous other loans at various interest rates. Maturities on these loans extend to 2022. A loss provision of $14.8 million (2006 — $15.2 million) has been recorded on these loans.

Mortgages

Mortgages are repayable, at various interest rates, over terms not exceeding 35 years. Security on the mortgages may include promissory notes or charges against residential property. A loss provision of $0.2 million (2006 — $0.1 million) has been recorded on these mortgages.

Government of Saskatchewan - 2006-07 Public Accounts	59

Summary Financial Statements

Investment in Government Business Enterprises
As at March 31, 2007
(thousands of dollars)

	SaskEnergy	SaskPower	SaskTel	SLGA	SGC
Assets
Cash and temporary investments
Due from government organizations	--	--	--	38,320	--
Other	(2,362)	19,861	16,110	1,119	9,201
Accounts receivable
Due from government organizations	--	--	--	--	--
Other	170,310	185,863	95,518	34,689	149
Inventories	7,029	139,215	8,170	20,240	176
Prepaid expenses	--	5,789	18,804	3,453	160
Long-term investments
In the Government	--	--	--	--	--
Other	25,145	31,814	2,299	--	--
Capital assets	955,169	3,694,756	958,643	59,212	62,564
Other assets
Due from government organizations	--	--	--	--	--
Other	164,569	86,028	107,410	--	--

Total Assets	1,319,860	4,163,326	1,206,954	157,033	72,250

Liabilities
Accounts payable and accrued liabilities
Due to government organizations	12,107	60,539	5,098	--	--
Other	170,744	153,761	127,590	20,951	7,948
Dividends payable to government organizations	12,200	10,019	12,500	101,093	27,641
Public debt (schedule 9)
Owing to government organizations	705,188	2,223,628	310,769	--	--
Other	7,621	89,861	7,458	--	28,708
Unearned revenue	--	--	55,762	--	--
Unpaid insurance claims	--	--	--	--	--
Other liabilities	--	157,245	207	34,989	7,953

Total Liabilities	907,860	2,695,053	519,384	157,033	72,250

Net Assets	412,000	1,468,273	687,570	--	--

Revenue
From government organizations	15,276	50,980	36,556	--	--
Other	1,238,670	1,410,168	978,576	784,100	112,230

Total Revenue	1,253,946	1,461,148	1,015,132	784,100	112,230

Expense
Paid and owing to government organizations	60,629	268,826	53,519	--	--
Other	1,164,791	1,099,656	889,224	413,205	77,368

Total Expense [3]	1,225,420	1,368,482	942,743	413,205	77,368

Income (loss) before non-recurring items	28,526	92,666	72,389	370,895	34,862
Non-recurring items [4]	24,631	--	114	--	--

Net Income (Loss)	53,157	92,666	72,503	370,895	34,862
Retained earnings, beginning of year	323,878	775,846	415,067	--	--
Effect of prior period adjustment	--	--	--	(842)	--
Dividends to government organizations	(34,500)	(60,232)	(50,000)	(370,053)	(34,862)

Retained earnings, end of year	342,535	808,280	437,570	--	--
Equity advances from government organizations	71,531	659,993	250,000	--	--
Accumulated other comprehensive income [5]	(2,066)	--	--	--	--

Net Assets	412,000	1,468,273	687,570	--	--

1	Net assets are restricted as disclosed on page 62.
2	Adjustments include:
•	reclassifying dividends paid by March 31, 2007;
•	accounting for the Saskatchewan Auto Fund policy holder rebates approved in 2006 and 2007; and
•	reversing losses recognized by government business enterprises on transactions with government organizations.
3	Total expense includes debt charges, net of sinking fund earnings, of $249.9 million (2006 restated — $229.4 million). Interest in the amount of $249.6 million (2006 restated — $226.1 million) was paid to government organizations.
4	Non-recurring items include $24.6 million (2006 — $53.6 million) received from government organizations.
5	Accumulated other comprehensive income primarily consists of market value adjustments on investments and includes a $57.1 million (2006 — $65.8 million) current period net unrealized gain and $126.1 million (2006 - $60.3 million) accumulated from prior years.

60	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Schedule 4

MFC	SGI	Auto Fund [1]	WCB [1]	SGGF	Adjustments [2]	2007	2006

5	--	--	--	--	--	38,325	40,142
--	24,054	24,748	62,956	3,327	(45,097)	113,917	258,186

--	--	--	--	--	--	--	4,712
916	97,622	151,415	41,469	55	--	778,006	730,751
--	--	--	--	--	--	174,830	170,125
--	79,800	23,815	--	--	--	131,821	121,812

--	6,763	14,246	6,473	--	--	27,482	32,442
31,846	439,712	1,061,637	1,184,664	104	--	2,777,221	2,505,957
--	10,881	41,925	16,529	--	--	5,799,679	5,638,276

--	--	--	--	--	--	--	6,000
86	3,631	--	--	--	3,217	364,941	377,751

32,853	662,463	1,317,786	1,312,091	3,486	(41,880)	10,206,222	9,886,154

--	13,063	28,103	8,599	--	--	127,509	133,614
291	39,964	28,188	17,366	478	--	567,281	585,787
--	17,378	--	--	--	(52,097)	128,734	142,413

20,367	--	--	--	--	--	3,259,952	3,293,210
--	--	--	--	--	--	133,648	140,862
--	165,153	258,636	--	--	--	479,551	445,321
--	263,514	763,554	933,200	--	--	1,960,268	1,857,067
--	1,792	--	141,254	200	99,978	443,618	341,083

20,658	500,864	1,078,481	1,100,419	678	47,881	7,100,561	6,939,357

12,195	161,599	239,305	211,672	2,808	(89,761)	3,105,661	2,946,797

--	--	4,081	21,868	--	7,000	135,761	121,284
1,705	321,358	637,021	286,897	1,447	--	5,772,172	5,519,195

1,705	321,358	641,102	308,765	1,447	7,000	5,907,933	5,640,479

783	12,775	47,326	8,599	--	565	453,022	430,622
25	254,894	492,638	281,278	1,856	1,366	4,676,301	4,491,511

808	267,669	539,964	289,877	1,856	1,931	5,129,323	4,922,133

897	53,689	101,138	18,888	(409)	5,069	778,610	718,346
--	(1,588)	(44,097)	--	(500)	(55,881)	(77,321)	(535)

897	52,101	57,041	18,888	(909)	(50,812)	701,289	717,811
11,298	63,364	198,323	7,438	3,716	(39,798)	1,759,132	1,617,150
--	--	(16,059)	--	--	842	(16,059)	--
--	(33,866)	--	--	--	--	(583,513)	(575,829)

12,195	81,599	239,305	26,326	2,807	(89,768)	1,860,849	1,759,132
--	80,000	--	--	1	7	1,061,532	1,061,532
--	--	--	185,346	--	--	183,280	126,133

12,195	161,599	239,305	211,672	2,808	(89,761)	3,105,661	2,946,797

Government of Saskatchewan - 2006-07 Public Accounts	61

Summary Financial Statements

Investment in Government Business Enterprises (continued)	Schedule 4

SaskEnergy Incorporated (SaskEnergy)

SaskEnergy promotes, transports, stores and distributes natural gas in Saskatchewan.

Saskatchewan Power Corporation (SaskPower)

SaskPower generates, purchases, transmits, distributes and sells electricity and related products and services.

Saskatchewan Telecommunications Holding Corporation (SaskTel)

SaskTel markets and supplies a range of voice, data, internet, wireless, text, image and entertainment products, systems and services. Through interconnection agreements, SaskTel is part of the national and global communications network.

Liquor and Gaming Authority (SLGA)

SLGA’s main functions are to control the manufacture and distribution of beverage alcohol throughout the Province, to oversee the licensing of all establishments selling alcohol in the Province and to maintain the integrity of all licensed gaming while ensuring maximum benefit to Saskatchewan charities.

Saskatchewan Gaming Corporation (SGC)

SGC manages and operates Casino Regina and Casino Moose Jaw.

Municipal Financing Corporation of Saskatchewan (MFC)

MFC’s objective is to assist municipalities in financing their capital requirements.

Saskatchewan Government Insurance (SGI) and Saskatchewan Auto Fund (Auto Fund)

SGI’s competitive general insurance business, SGI CANADA, offers a comprehensive line of home, tenant, farm, automobile extension and commercial coverages.

The Auto Fund, the provincial compulsory vehicle insurance program, is administered by SGI on behalf of the Government. Any net assets of the Auto Fund are held on behalf of Saskatchewan’s motoring public and cannot be used for any other purpose.

Workers’ Compensation Board (Saskatchewan) (WCB)

WCB provides workers’ compensation insurance to Saskatchewan workers and employers. Any net assets of the WCB cannot be used for any other purpose.

Saskatchewan Government Growth Fund Management Corporation (SGGF)

SGGF participates in the federal government’s Immigrant Investor Program to acquire lower cost capital for commercial investment in Saskatchewan. Investment funds are raised through eight subsidiary fund companies and are managed by Crown Capital Partners Inc., a fund manager.

In March 1999, the Immigrant Investor Program ended. However, with a significant number of subscribers yet to complete their subscription requirements, the funds will require management by SGGF for at least the next four years.

62	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Other Investments	Schedule 5
As at March 31, 2007
(thousands of dollars)

	2007	2006
Equity Investments
Saskferco Products Inc.	127,714	129,537
Meadow Lake OSB Limited Partnership	34,334	34,963
Big Sky Farms Inc.	29,318	26,477
Government Business Partnerships	93,512	119,072
Other	35,354	16,713

	320,232	326,762

Portfolio Investments
HARO Financial Corporation	68,000	68,000
Other	30,811	20,954

	98,811	88,954

Bonds, Debentures and Other Advances
HARO Financial Corporation	15,598	15,448
Meadow Lake Pulp Limited Partnership	13,439	--
Other	210,626	184,857

	239,663	200,305

Property Holdings	90	3,154

Total Other Investments	658,796	619,175

Saskferco Products Inc. (Saskferco)

The Government owns 68.4 million Class B common shares equivalent to a 49.5 per cent voting interest in Saskferco, a nitrogen fertilizer plant in Belle Plaine.

Meadow Lake OSB Limited Partnership (ML OSB)

The Government is a limited partner in ML OSB, an oriented strand board facility near Meadow Lake. The Government holds a 25 per cent interest in ML OSB. The Government has issued options to purchase its units of ML OSB, which, if exercised, would reduce the Government’s interest to 6.8 per cent.

Big Sky Farms Inc. (Big Sky)

The Government owns 4.4 million (2006 — 4.4 million) common shares equivalent to a 41.2 per cent (2006 — 44.7 per cent) interest in Big Sky, a hog production operation headquartered in Humboldt.

Government of Saskatchewan - 2006-07 Public Accounts	63

Summary Financial Statements

Other Investments (continued)	Schedule 5

Government Business Partnerships

The Government has invested in government business partnerships to promote economic growth and provide an economic return. The Government’s investment in government business partnerships includes:

•	a 50 per cent interest in NewGrade Energy Inc., which operates a heavy oil upgrading plant in Regina;
•	a 33.3 per cent interest in Foragen Technologies Limited Partnership, a venture capital fund which provides seed capital to technology corporations; and
•	a 33.1 per cent interest in Centennial Foodservice and Centennial 67 Partnership (Centennial Foods), value-added food manufacturing and distribution businesses in Saskatoon.

As the Government expects to dispose of its remaining interest in Centennial Foods in 2007, its investment has been reclassified to assets held for sale and is disclosed on schedule 2.

Condensed financial information for Government Business Partnerships is as follows:

	2007	2006
Assets
Capital assets	12,670	11,951
Other	306,836	386,213

Total Assets	319,506	398,164

Liabilities
Debt	10,795	31,218
Other	123,201	132,130

Total Liabilities	133,996	163,348

Net Assets	185,510	234,816

Revenue	1,929,752	1,947,736
Expense	1,757,706	1,736,739

Net Income	172,046	210,997
Retained earnings, beginning of year	510,124	299,127

Retained earnings, end of year	682,170	510,124
Equity advances/share capital (net of partnership distributions)	(496,660)	(274,678)
Unrealized gains and losses	--	(630)

Net Assets	185,510	234,816

Investment in Government Business Partnerships
Government's share of retained earnings, end of year	332,653	252,068
Government's investment [1]	(216,924)	(112,074)
Adjustments [2]	(22,217)	(20,922)

Total Investment in Government Business Partnerships [3]	93,512	119,072

1	Government’s investment includes the Government’s initial investment net of partnership distributions as well as subsequent cash injections provided under various terms and conditions.
2	Adjustments include:
•	additional operating expenses incurred by the Government's subsidiaries through which the Government has made these investments; and
•	certain valuation and amortization adjustments.
3	Total investment in government business partnerships consists of:

	2007	2006
NewGrade Energy Inc.	91,671	116,827
Foragen Technologies Limited Partnership	1,841	2,245

	93,512	119,072

64	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Other Investments (continued)	Schedule 5

HARO Financial Corporation (HARO)

In 1992, the Government entered into a Term Loan agreement with HARO. The loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. In 2002, the Government agreed to renew this loan for a third five-year term. Annual interest rates on the loan are fixed at the start of each renewal term. For the third five-year term, the interest rate on the loan is 5.5 per cent compounded annually.

Security for the loan is 100 per cent of HARO’s assets, which consist primarily of HARO’s 65.2 per cent interest in Crown Life Insurance Company (Crown Life) shares.

Payment of principal and interest is subject to available cash flow as defined in the loan agreement. Due to collection uncertainty, the Government will record interest income when payments are received. The total interest deferred and owing to the Government at March 31, 2007 is $211.1 million (2006 — $199.3 million).

All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Government has a unilateral right, prior to December 15, 2017, to convert the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval.

The Government owns 68 million HARO Class B non-voting common shares, which entitle the Government to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Government has a unilateral right to exchange at any time the Class B shares for voting shares or HARO’s assets.

Meadow Lake Pulp Limited Partnership (MLPLP)

In addition to its government partnership interest in MLPLP, as disclosed in note 6, the Government has made several loans to MLPLP with interest rates ranging from 6 to 15 per cent (2006 — 6.0 to 11.5 per cent). During 2005-06, the Government reduced the carrying value of these loans to nil due to the uncertainty of cash flows from MLPLP. As a result of the ongoing liquidation of the remaining MLPLP assets, these loans have now been valued at the expected proceeds to be received by the Government. Accordingly, a recovery of the loan losses of $21.4 million has been recorded during the year.

Government of Saskatchewan - 2006-07 Public Accounts	65

Summary Financial Statements

Accounts Payable and Accrued Liabilities	Schedule 6
As at March 31, 2007
(thousands of dollars)

	2007	2006
Transfers
Federal government	255,208	236,633
Other	262,013	210,666
Equalization and Canada Health and Social Transfer repayable
to the federal government	362,011	398,394
Accrued salaries and benefits	356,137	350,449
Supplier payments	260,213	215,896
Accrued interest	141,719	141,992
Other	146,323	136,920

Total Accounts Payable and Accrued Liabilities	1,783,624	1,690,950

Other Liabilities	Schedule 7
As at March 31, 2007
(thousands of dollars)

	2007	2006
Funds held on behalf of government business enterprises and others
Liquor and Gaming Authority	41,119	39,993
Other	46,993	54,650
Capital lease obligations (note 5)	48,353	59,650
Other	36,946	44,002

Total Other Liabilities	173,411	198,295

Unearned Revenue	Schedule 8
As at March 31, 2007
(thousands of dollars)

	2007	2006
Housing contributions	138,597	131,583
Motor vehicle licensing fees	35,227	34,800
Health contributions	26,362	26,468
Crown mineral leases	17,198	17,259
Other	33,299	31,662

Total Unearned Revenue	250,683	241,772

66	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Public Debt	Schedule 9
As at March 31, 2007
(thousands of dollars)

	2007			2006
	Gross Debt [1]	Sinking Funds (schedule 10)	Public Debt	Public Debt
Government Service Organizations
General Revenue Fund [2]	8,148,029	(903,091)	7,244,938	7,197,223
Saskatchewan Crop Insurance Corporation	115,800	--	115,800	153,000
Regional Health Authorities	84,154	--	84,154	102,621
Saskatchewan Housing Corporation	96,089	(46,303)	49,786	53,676
Saskatchewan Water Corporation	34,970	(389)	34,581	33,328
Information Services Corporation of Saskatchewan	24,547	--	24,547	36,500
Saskatchewan Opportunities Corporation	18,000	--	18,000	3,000
Investment Saskatchewan Inc.	10,919	--	10,919	60,761
Other	2,563	--	2,563	2,659

Total Government Service Organizations [3]	8,535,071	(949,783)	7,585,288	7,642,768

Government Business Enterprises
Saskatchewan Power Corporation	2,614,431	(213,678)	2,400,753	2,369,164
SaskEnergy Incorporated	721,074	(39,523)	681,551	720,484
Saskatchewan Telecommunications Holding Corporation	368,374	(52,031)	316,343	355,135
Saskatchewan Gaming Corporation	28,708	--	28,708	32,895
Municipal Financing Corporation of Saskatchewan	22,276	(275)	22,001	13,139

Total Government Business Enterprises [4]	3,754,863	(305,507)	3,449,356	3,490,817

Public Debt [5]	12,289,934	(1,255,290)	11,034,644	11,133,585

1	The average effective interest rate on gross debt during 2006-07 was 6.7 per cent (2005-06 — 6.9 per cent) and includes the impact of foreign exchange and the amortization of any premiums or discounts associated with the debentures. The average term to maturity of gross debt outstanding at March 31, 2007 is 11.8 years (2006 — 10.4 years).
Gross debt includes Canada Pension Plan debentures of $851.4 million (2006 — $885.4 million). These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.
2	General Revenue Fund debt is shown net of $3,316.5 million (2006 — $3,350.7) reimbursable from government business enterprises and $240.5 million (2006 — $280.3 million) reimbursable from government service organizations.
3	Gross debt of government service organizations includes $98.5 million (2006 — $104.9 million) primarily secured by buildings with a carrying value of $134.2 million at March 31, 2007 (2006 — $167.7 million).
4	Schedule 4 provides information on government business enterprises as presented in their audited financial statements closest to March 31, 2007. Public debt of government business enterprises shown above has been adjusted from the audited financial statements to March 31, 2007 for the following government business enterprises, in the following amounts:

	2007	2006
Saskatchewan Power Corporation	87,264	72,060
SaskEnergy Incorporated	(31,258)	(13,932)
Saskatchewan Telecommunications Holding Corporation	(1,884)	(1,409)
Municipal Financing Corporation of Saskatchewan	1,634	26

	55,756	56,745

5	Public debt payable in U.S. dollars of 91.7 million (2006 — 100.3 million) has been restated to $105.7 million Canadian (2006 — $117.0 million) at the exchange rate in effect at March 31, 2007 of 1.1529 (2006 — 1.1671).

Government of Saskatchewan - 2006-07 Public Accounts	67

Summary Financial Statements

Public Debt (continued)	Schedule 9

Debt principal payment requirements in each of the next five years and thereafter are as follows:

	2007			2006
Year of Maturity	Government Service Organizations	Government Business Enterprises	Total	Total
Short-term promissory notes	178,254	44,946	223,200	150,800
2006-07	--	--	--	1,334,858
2007-08	452,562	431,626	884,188	892,495
2008-09	513,866	123,318	637,184	717,834
2009-10	898,552	51,318	949,870	956,804
2010-11	495,376	179,640	675,016	808,444
2011-12	473,012	6,648	479,660	--
6-10 years	3,240,547	343,615	3,584,162	3,306,903
Thereafter	2,282,902	2,573,752	4,856,654	4,070,547

Gross debt [a]	8,535,071	3,754,863	12,289,934	12,238,685
Sinking funds	(949,783)	(305,507)	(1,255,290)	(1,105,100)

Public Debt	7,585,288	3,449,356	11,034,644	11,133,585

[a]	Gross debt includes debentures of $210.5 million (2006 — $410.5 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity reflects the earliest possible date of maturity rather than the maximum term to maturity.

68	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Sinking Funds	Schedule 10
As at March 31, 2007
(thousands of dollars)

	2006	2007
	Sinking Funds	Contributions [1]	Earnings [2]	Redemptions [3]	Currency Adjustment	Sinking Funds
Government Service Organizations
General Revenue Fund	797,231	62,721	45,576	--	(2,437)	903,091
Saskatchewan Housing Corporation	43,298	585	2,420	--	--	46,303
Saskatchewan Water Corporation	63	317	9	--	--	389
Investment Saskatchewan Inc.	6,158	--	49	(6,207)	--	--

Sinking Funds of Government Service Organizations	846,750	63,623	48,054	(6,207)	(2,437)	949,783

Government Business Enterprises
Saskatchewan Power Corporation	179,931	22,853	10,894	--	--	213,678
Saskatchewan Telecommunications Holding
Corporation	46,086	3,266	2,679	--	--	52,031
SaskEnergy Incorporated	32,171	5,290	2,062	--	--	39,523
Municipal Financing Corporation of Saskatchewan	162	100	13	--	--	275

Sinking Funds of Government Business Enterprises	258,350	31,509	15,648	--	--	305,507

Total Sinking Funds [4]	1,105,100	95,132	63,702	(6,207)	(2,437)	1,255,290

1	Annual contributions, when established by Order in Council, are set at not less than 1.0 per cent of debentures outstanding. The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

		Government Service Organizations [a]	Government Business Enterprises	Total
	2007-08	68,645	32,135	100,780
	2008-09	71,645	30,205	101,850
	2009-10	67,021	29,955	96,976
	2010-11	61,061	29,955	91,016
	2011-12	56,521	28,255	84,776

		324,893	150,505	475,398

	[a] Each year includes contributions for U.S. dollar debt of $1.2 million.
2	Sinking fund earnings include gains on investment sales of $6.8 million (2006 - $34.4 million).
3	The redemption value is based on the market value of the sinking fund units at the date of redemption.
4	The market value of sinking funds, at March 31, 2007, is $1,287.7 million (2006 - $1,128.2 million). Sinking fund assets have been invested as follows:

			2007	2006
	Long-term investments in securities of:
	Government of Saskatchewan; coupon interest range 4.2% to 10.2%; maturing in 5.8 to 33.2 years		432,662	321,332
	Other provincial governments; coupon interest range 4.3% to 9.5%; maturing in 4.8 to 32.9 years		455,015	464,267
	Government of Canada; coupon interest range 4.0% to 6.0%; maturing in 4.2 to 26.2 years		195,903	100,334
	Government of the United States; coupon interest range 4.5% to 4.6%; maturing in 9.9 to 28.9 years		19,964	13,521
	Cash, short-term investments and accrued interest [a]		151,746	205,646

	Total Sinking Funds [b]		1,255,290	1,105,100

	[a] Cash, short-term investments and accrued interest include $0 (2006 — $19.6 million) Government of Saskatchewan securities and are disclosed net of $1.1 million (2006 — $1.3 million) in liabilities.
	[b] Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $211.4 million Canadian (2006 — $203.9 million) at the exchange rate in effect at March 31, 2007 of 1.1529 (2006 — 1.1671).

Government of Saskatchewan - 2006-07 Public Accounts	69

Summary Financial Statements

Guaranteed Debt	Schedule 11
As at March 31, 2007
(thousands of dollars)

	2007	2006
The Farm Financial Stability Act
Breeder and Feeder associations	25,195	26,123
The Agricultural Credit Corporation of Saskatchewan Act
BSE Livestock Loan Guarantee Program	13,983	22,040
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	6,111	17,684
The Crown Corporations Act, 1993
NewGrade Energy Inc.	4,675	13,520
Other	12,587	15,212

Total Guaranteed Debt [1]	62,551	94,579

1	In addition to the amount shown, there is a contingent liability for interest accrued on these items. Also, the Government has guaranteed debt, denominated in U.S. dollars, issued by Saskferco Products Inc. The debt of $24.2 million Canadian is fully offset by Saskferco Products Inc.‘s equity in a sinking fund.

Total guaranteed debt is net of a loss provision of $5.0 million (2006 — $7.1 million).

Breeder and Feeder Associations

The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle association are limited to $6 million under both the breeder and feeder options. Guarantees for each bison association are limited to $5 million under the feeder option. Guarantees for each sheep association are limited to $4 million under both the breeder and feeder options.

BSE Livestock Loan Guarantee Program

The Government has guaranteed certain loans of livestock producers affected by export market restrictions on cattle. The loans are due in 2009.

NewGrade Energy Inc. (NewGrade)

The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

The Government has also indemnified the Government of Canada for its guarantee of NewGrade’s long-term debt, to a maximum of $275 million.

70	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Pension Liabilities	Schedule 12
As at March 31, 2007
(thousands of dollars)

	2007				2006
	TSP [1]	PSSP	Others	Total	Total
Accrued benefit obligation,
beginning of year	4,825,284	1,763,072	355,175	6,943,531	6,102,619
Current benefit cost	57,101	20,360	4,428	81,889	73,663
Plan amendment	--	90,000	433	90,433	--
Interest cost	263,817	90,349	15,838	370,004	382,590
Actuarial (gains) losses	--	(3,581)	986	(2,595)	742,256
Joint defined benefit plan (SHEPP) [2]	--	--	(41,168)	(41,168)	24,189
Benefit payments	(285,642)	(105,376)	(15,427)	(406,445)	(381,786)

Accrued Benefit Obligation, End of Year	4,860,560	1,854,824	320,265	7,035,649	6,943,531

Plan assets, beginning of year	1,460,911	--	184,748	1,645,659	1,742,130
Return on plan assets	97,303	--	12,816	110,119	122,044
Employer contributions	115,477	100,054	5,061	220,592	196,376
Employee contributions	15,696	5,322	438	21,456	22,504
Plan expenses	(3,905)	--	(597)	(4,502)	(7,255)
Actuarial gains (losses)	--	--	718	718	(48,354)
Benefit payments	(285,642)	(105,376)	(15,427)	(406,445)	(381,786)

Plan Assets, End of Year [3]	1,399,840	--	187,757	1,587,597	1,645,659

	3,460,720	1,854,824	132,508	5,448,052	5,297,872
Unamortized estimation adjustments [4]	(616,163)	(135,372)	(12,050)	(763,585)	(985,886)

Total Pension Liabilities [5]	2,844,557	1,719,452	120,458	4,684,467	4,311,986

1	The TSP accrued benefit obligation includes a liability of $32.0 million (2006 —$35.9 million) relating to the TSP disability provision. The TSP’s actual rate of return on plan assets was 13.3 per cent (2006 — 16.0 per cent).
2	The joint defined benefit plan includes only the Government’s employer portion of the pension liability. At December 31, 2006, the SHEPP had a total accrued benefit obligation of $2,676.8 million (2005 — $2,469.6 million) and pension fund assets of $2,697.1 million (2005 — $2,407.5 million) at market related values and unamortized estimation adjustment gains of $72.8 million (2005 — $77.5 million). The market value of the pension fund investments was $2,862.0 million (2005 — $2,536.1 million). Of this amount 34.2 per cent (2005 — 38.0 per cent) was invested in fixed income securities and 64.6 per cent (2005 — 60.9 per cent) in equity investments. The Government and member contributions to the plan totalled $69.6 million (2005 — $60.3 million) and $67.9 million (2005 — $59.5 million) respectively. Benefit payments from the plan totalled $91.8 million (2005 — $81.4 million).
3	At March 31, 2007, the market value of defined benefit plan investments was $1,994.4 million (2006 — $1,935.9 million). Of this amount 44.0 per cent (2006 — 43.2 per cent) was invested in fixed income securities and 45.2 per cent (2006 — 49.1 per cent) in equity investments.
4	Amortized to pension expense over periods ranging from 1 to 13 years, which is the expected average remaining service life of active plan members at the time the estimation adjustments arose.
5	The total pension liabilities are based on the latest actuarial valuations extrapolated to March 31, 2007 for the defined benefit plans and December 31, 2006 for the joint defined benefit plan. Changes in assumptions can result in significantly higher or lower estimates of pension liabilities. A one per cent decrease in the discount rate would result in a $610.3 million and $231.9 million increase in the pension liabilities for the TSP and the PSSP respectively, and a one per cent increase would result in a $500.2 million and $191.0 million decrease in the pension liabilities for the TSP and the PSSP respectively.

Government of Saskatchewan - 2006-07 Public Accounts	71

Summary Financial Statements

Tangible Capital Assets	Schedule 13
As at March 31, 2007
(thousands of dollars)

	2007							2006
	Land & Improve- ments	Buildings & Improve- ments	Machinery & Equipment	Trans- portation Equipment	Office & Information Technology	Infra- structure	Total	Total
Estimated useful life	3 years- Indefinite	3-50 years	2-33 years	3-40 years	2-25 years	3-60 years
Opening Net Book Value of
Tangible Capital Assets [1]	195,505	1,434,097	227,006	142,905	116,586	1,848,786	3,964,885	3,941,915

Opening cost	212,980	2,552,218	827,825	249,577	330,408	3,405,074	7,578,082	7,456,523
Acquisitions	1,632	144,798	69,288	58,861	31,712	144,284	450,575	407,492
Write downs	(750)	(541)	(15,455)	--	(912)	(272)	(17,930)	(187,177)
Disposals	(1,691)	(8,236)	(5,761)	(26,663)	(13,861)	(26,543)	(82,755)	(98,756)

Closing cost [2]	212,171	2,688,239	875,897	281,775	347,347	3,522,543	7,927,972	7,578,082

Opening accumulated amortization	17,475	1,118,121	600,819	106,672	213,822	1,556,288	3,613,197	3,514,608
Annual amortization	1,449	95,393	52,121	13,970	25,369	97,083	285,385	298,092
Write downs	(140)	(398)	(15,278)	--	(908)	(10)	(16,734)	(114,886)
Disposals	(61)	(6,233)	(5,136)	(15,145)	(13,789)	(26,489)	(66,853)	(84,617)

Closing accumulated amortization	18,723	1,206,883	632,526	105,497	224,494	1,626,872	3,814,995	3,613,197

Closing Net Book Value of
Tangible Capital Assets [1]	193,448	1,481,356	243,371	176,278	122,853	1,895,671	4,112,977	3,964,885

1	Net book value of tangible capital assets does not include the following:
•	works of art and historical treasures, such as the Legislative Building;
•	intangible assets and items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, which are not recognized in these financial statements; and
•	capital assets held by government business enterprises, as disclosed in schedule 4.
2	Closing cost includes work-in-progress of $151.7 million (2006 — $79.4 million).

72	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Revenue	Schedule 14
For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Taxation
Individual income	1,668,538	1,447,905
Sales	1,079,794	1,112,350
Corporation income	554,001	393,629
Corporation capital	513,458	524,650
Fuel	383,576	376,426
Tobacco	190,334	171,107
Other	96,056	90,908

Total Taxation	4,485,757	4,116,975

Non-renewable Resources
Oil	1,318,852	1,124,952
Natural gas	165,131	269,074
Potash	161,729	277,967
Other	48,540	49,107

Total Non-renewable Resources	1,694,252	1,721,100

Other Own-source Revenue
Fees
Motor vehicle licensing	138,908	135,183
Health care	124,269	124,648
Subsidized housing rental	84,419	81,321
Other	375,103	365,929
Investment income
Interest and dividends	163,540	127,230
Earnings from equity investments (schedule 18)	97,726	148,602
Gain on sale of other investments (schedule 18)	5,114	7,884
Insurance	108,135	127,580
Other	333,781	332,695

Total Other Own-source Revenue	1,430,995	1,451,072

Total Own-source Revenue	7,611,004	7,289,147

Transfers from the Federal Government
Canada Health Transfer	716,775	659,558
Canada Social Transfer	323,599	298,756
Crop insurance contributions	76,110	109,586
Housing subsidy	69,762	63,329
Equalization	12,723	88,672
Other	353,121	238,652

Total Transfers from the Federal Government	1,552,090	1,458,553

Total Revenue	9,163,094	8,747,700

Government of Saskatchewan - 2006-07 Public Accounts	73

Summary Financial Statements

Debt Charges	Schedule 15
For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Total interest costs	1,030,333	1,097,687
Interest reimbursed from government business enterprises	(257,214)	(267,182)
Net foreign exchange loss	2,787	2,167
Other costs	6,870	7,968

Total Debt Charges	782,776	840,640

Expense by Object	Schedule 16
For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Transfers	3,787,818	3,544,449
Salaries and benefits	2,889,969	2,604,710
Operating costs	1,283,851	1,175,220
Debt charges	782,776	840,640
Tangible capital asset amortization	285,385	298,092
Other	260,636	323,424

Total Expense	9,290,435	8,786,535

Comparison of Estimated to Actual Results	Schedule 17
For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Estimated [1]	Actual [1]	Actual
General Revenue Fund	101,908	292,704	400,466
Fiscal Stabilization Fund	(75,000)	--	139,000
Saskatchewan Infrastructure Fund	--	105,090	--
Other Treasury Board Organizations	(326,633)	(97,363)	(129,096)

Treasury Board Organizations [2]	(299,725)	300,431	410,370
CIC Board Organizations [2]	149,722	237,252	80,373

	(150,003)	537,683	490,743
Not-for-Profit Insurance Organizations	37,063	36,265	188,233

Surplus (Deficit)	(112,940)	573,948	678,976

1	Presented on the basis of the summary financial budget, which is included in the Provincial Budget.
2	Net of dividends from other government organizations.

74	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Gains and Losses on Other Investments	Schedule 18
For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Earnings (Losses) from Equity Investments
NewGrade Energy Inc. [1]	79,844	103,318
Saskferco Products Inc.	15,136	27,167
Big Sky Farms Inc.	2,281	6,698
Meadow Lake OSB Limited Partnership	1,751	11,939
Other	(1,286)	(520)

	97,726	148,602
Gain on sale of other investments	5,114	7,884
Recovery of (provision for) loss	21,322	(20,127)

Net Gain on Other Investments	124,162	136,359

1	Net of purchase premium amortization of $1.7 million (2006 - $1.7 million).

Other Non-cash Items Included in Surplus	Schedule 19
For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
Amortization of tangible capital assets (schedule 13)	285,385	298,092
Net loss on disposal of tangible capital assets	8,713	8,350
Amortization of foreign exchange loss	2,787	2,166
Write downs of tangible capital assets	1,196	72,291
Net (reduction) addition to provision for loss on loans and mortgages	(4,544)	5,498
Earnings retained in sinking funds	(48,054)	(64,775)
Net gain on other investments	(124,162)	(136,359)

Total Other Non-cash Items Included in Surplus	121,321	185,263

Net Change in Non-cash Operating Activities	Schedule 20
For the Year Ended March 31, 2007
(thousands of dollars)

	2007	2006
(Increase) decrease in accounts receivable	(66,195)	39,219
Decrease in inventories held for resale	101	13,856
Decrease in deferred charges	6,607	25,572
Increase (decrease) in accounts payable and accrued liabilities	92,674	(17,895)
Increase in unearned revenue	8,911	17,279
(Increase) decrease in prepaid expenses	(2,908)	4,753
Increase in inventories held for consumption	(10,045)	(335)

Net Change in Non-cash Operating Activities	29,145	82,449

Government of Saskatchewan - 2006-07 Public Accounts	75

Summary Financial Statements

Segment Disclosure
For the Year Ended March 31, 2007
(thousands of dollars)

	Treasury Board Organizations
	2007	2006
Revenue
Taxation	4,485,757	4,116,975
Non-renewable resources	1,694,252	1,721,100
Transfers from Government entities	167,000	221,000
Other own-source revenue	1,021,006	988,612
Transfers from the federal government	1,475,980	1,348,967

Total Revenue	8,843,995	8,396,654

Expense
Agriculture	389,997	457,114
Community development	318,514	294,495
Debt charges	773,123	822,403
Economic development	137,094	122,804
Education	1,691,705	1,413,920
Environment and natural resources	195,463	146,353
Health	3,379,066	3,221,618
Protection of persons and property	362,214	320,636
Social services and assistance	842,648	827,139
Transportation	351,518	308,690
Other	507,157	432,061

Total Expense	8,948,499	8,367,233

Surplus (deficit) from government service organizations	(104,504)	29,421
Income from government business enterprises	404,935	380,949

Surplus	300,431	410,370

The Summary financial statements segments are based on the accountability and control relationships between the Government and the various organizations within the government reporting entity.

Treasury Board organizations include the General Revenue Fund, the Fiscal Stabilization Fund, the Saskatchewan Infrastructure Fund and organizations such as Regional Health Authorities and the Liquor and Gaming Authority.

CIC Board organizations are agencies that are responsible to the Crown Investment Corporation of Saskatchewan (CIC) and include organizations such as Saskatchewan Power Corporation, Saskatchewan Telecommunications Holding Corporation and Investment Saskatchewan Inc.

Not-for-profit insurance organizations are intended to be actuarially sound over the long-term. They typically adjust their rates to break even over the longer term and include Saskatchewan Auto Fund, Saskatchewan Crop Insurance Corporation, Crop Reinsurance Fund of Saskatchewan and Workers’ Compensation Board (Saskatchewan).

Schedule 22 lists the organizations included in each segment.

76	Government of Saskatchewan - 2006-07 Public Accounts

Summary Financial Statements

Schedule 21

CIC Board Organizations		Not-for-Profit Insurance Organization		Eliminations
2007	2006	2007	2006	2007	2006	2007	2006
--	--	--	--	--	--	4,485,757	4,116,975
--	--	--	--	--	--	1,694,252	1,721,100
--	--	86,237	98,863	(253,237)	(319,863)	--	--
321,794	353,711	88,195	108,749	--	--	1,430,995	1,451,072
--	--	76,110	109,586	--	--	1,552,090	1,458,553

321,794	353,711	250,542	317,198	(253,237)	(319,863)	9,163,094	8,747,700

--	1,052	228,475	152,778	(81,757)	(98,863)	536,715	512,081
--	--	--	--	--	--	318,514	294,495
7,930	11,342	6,203	6,895	(4,480)	--	782,776	840,640
90,663	248,586	--	--	--	--	227,757	371,390
--	--	--	--	--	--	1,691,705	1,413,920
17,031	27,810	--	--	--	--	212,494	174,163
--	--	--	--	--	--	3,379,066	3,221,618
37,382	35,614	--	--	--	--	399,596	356,250
--	--	--	--	--	--	842,648	827,139
21,116	20,178	--	--	--	--	372,634	328,868
19,373	13,910	--	--	--	--	526,530	445,971

193,495	358,492	234,678	159,673	(86,237)	(98,863)	9,290,435	8,786,535

128,299	(4,781)	15,864	157,525	(167,000)	(221,000)	(127,341)	(38,835)
275,953	306,154	20,401	30,708	--	--	701,289	717,811

404,252	301,373	36,265	188,233	(167,000)	(221,000)	573,948	678,976

Government of Saskatchewan - 2006-07 Public Accounts	77

Summary Financial Statements

Government Reporting Entity	Schedule 22

Government Service Organizations (Consolidated)
Agricultural Credit Corporation of Saskatchewan
Agricultural Implements Board
Agri-Food Innovation Fund
Beef Development Board
Board of Governors, Uranium City Hospital
Cattle Marketing Deductions Fund
Commercial Revolving Fund
Community Initiatives Fund
Correctional Facilities Industries Revolving Fund
Crop Reinsurance Fund of Saskatchewan 8b
Crown Investments Corporation of Saskatchewan
   (non-consolidated) 6 7c 8a
Extended Health Care Plan [4]
Extended Health Care Plan for Certain Other Employees 7c
First Nations and Métis Fund Inc. 1 7c 8a
Fiscal Stabilization Fund
Fish and Wildlife Development Fund
General Revenue Fund
Government House Foundation
Gradworks Inc. 7c 8a
Health Quality Council
Highways Revolving Fund [2]
Horned Cattle Fund
Individual Cattle Feeder Loan Guarantee Provincial Assurance Fund
Information Services Corporation of Saskatchewan 7c 8a
Investment Saskatchewan Inc. 7c 8a
Law Reform Commission of Saskatchewan
Livestock Services Revolving Fund
Milk Control Board 7c
North Sask Laundry and Support Services Ltd. [3]
Northern Revenue Sharing Trust Account 7c
Oil and Gas Environmental Fund
Operator Certification Board
Pastures Revolving Fund
Prairie Agricultural Machinery Institute
Public Employees Benefits Agency Revolving Fund
Public Employees Dental Fund 7c
Public Employees Disability Income Fund 7c
Public Employees Group Life Insurance Fund 7c
Queen’s Printer Revolving Fund
Regional Colleges 7a
Regional Health Authorities
Resource Protection and Development Revolving Fund
Saskatchewan Agricultural Stabilization Fund
Saskatchewan Apprenticeship and Trade Certification Commission 7a	Saskatchewan Archives Board
Saskatchewan Arts Board
Saskatchewan Association of Health Organizations
Saskatchewan Cancer Agency 5a
Saskatchewan Centre of the Arts Fund
Saskatchewan Communications Network Corporation
Saskatchewan Crop Insurance Corporation 8b
Saskatchewan Development Fund Corporation 7c 8a
Saskatchewan Grain Car Corporation 7b
Saskatchewan Health Information Network
Saskatchewan Health Research Foundation
Saskatchewan Heritage Foundation
Saskatchewan Housing Corporation 7c
Saskatchewan Infrastructure Fund [1]
Saskatchewan Institute of Applied Science and Technology 7a
Saskatchewan Legal Aid Commission
Saskatchewan Lotteries Trust Fund for Sport, Culture and Recreation
Saskatchewan Opportunities Corporation 7c 8a
Saskatchewan Research Council
Saskatchewan Snowmobile Fund
Saskatchewan Student Aid Fund
Saskatchewan Transportation Company 7c 8a
Saskatchewan Water Corporation 7c 8a
Saskatchewan Watershed Authority
Saskatchewan Western Development Museum
Sask911 Account
St. Louis Alcoholism Rehabilitation Centre
Technology Supported Learning Revolving Fund 5b
Training Completions Fund
Transportation Partnerships Fund
Victims’ Fund
Water Appeal Board

Government Business Enterprises (Modified Equity)
Liquor and Gaming Authority
Municipal Financing Corporation of Saskatchewan 7c
Saskatchewan Auto Fund 7c 8b
Saskatchewan Gaming Corporation
Saskatchewan Government Growth Fund
   Management Corporation 7c 8a
Saskatchewan Government Insurance 7c 8a
Saskatchewan Power Corporation 7c 8a
Saskatchewan Telecommunications Holding Corporation 7c 8a
SaskEnergy Incorporated 7c 8a
Workers’ Compensation Board (Saskatchewan) 7c 8b

1	Organization established during 2006-07.
2	Organization wound up during 2006-07.
3	Organization determined to be part of the government reporting entity during 2006-07.
4	Organization determined to be a trust during 2006-07 and, as a result, it is no longer part of the government reporting entity.
5	Name changed during 2006-07 from: [a] Saskatchewan Cancer Foundation; [b] Saskatchewan Correspondence School Revolving Fund.
6	Includes the financial activities of the organization’s subsidiaries, CIC Economic Holdco and CIC Equity Holding Corporation, which were established during 2006-07.
7	The year-ends of certain organizations differ from March 31, 2007: [a] June 2006; [b] July 2006; [c] December 2006
8	For segment disclosure (schedule 21) certain organizations are classified into categories other than Treasury Board Organizations as follows: [a] CIC Board Organizations; [b] Not-for-Profit Insurance Organizations

78	Government of Saskatchewan - 2006-07 Public Accounts

Supplementary Information (unaudited)

Supplementary Information

Fiscal Stabilization Fund Schedule of Tranfers and Accumulated Balance
For the Year Ended March 31, 2007
(thousands of dollars)

	2007		2006
	Budget	Actual	Actual
Balance, beginning of year	887,500	887,500	748,500
Transfer from (to) the General Revenue Fund	(75,000)	--	139,000

Balance, End of Year	812,500	887,500	887,500

The Fiscal Stabilization Fund (Fund) was established April 1, 2000, by The Fiscal Stabilization Fund Act. Its purpose is to stabilize the fiscal position of the Government to facilitate long-term planning. Stabilization occurs through transfers between the Fund and the General Revenue Fund (GRF), as approved from time to time by Treasury Board.

Transfers to the Fund from the GRF are statutory disbursements. Amounts transferred to the GRF from the Fund are available for expenses subsequent to receiving required approval from the Legislative Assembly.

In January 2007, the GRF extinguished its liability to the Fund by transferring cash and temporary investments with a value of $887.5 million to the Fund.

The Fund balance is invested in temporary investments that generally carry a term of less than 90 days. At March 31, 2007, these investments had an average effective interest rate of 4.30 per cent.

In accordance with The Fiscal Stabilization Fund Act, all earnings on the Fund’s investments are credited to the GRF. For 2006-07, this amount was $7.5 million, however the Fund only held interest bearing assets from January 18, 2007 until March 31, 2007. Prior to January 18, 2007, the Fund balance was a non-interest bearing amount receivable from the GRF.

Government of Saskatchewan - 2006-07 Public Accounts	81

Summary Financial Statements

Saskatchewan Infrastructure Fund Schedule of Tranfers and Accumulated Balance
For the Year Ended March 31, 2007
(thousands of dollars)

	2006	2007
	Balance at March 31	Transfers from the GRF	Transfers to the GRF	Balance at March 31
Building Communities Program	--	100,000	12,087	87,913
Municipal Infrastructure	--	17,177	--	17,177

Balance, End of Year	--	117,177	12,087	105,090

The Saskatchewan Infrastructure Fund (Fund) was established December 6, 2006, by The Infrastructure Fund Act. Its purpose is to provide moneys that may be used to support the provision and maintenance of infrastructure in Saskatchewan. This occurs through transfers between the Fund and the General Revenue Fund (GRF), as approved from time to time by Treasury Board.

Transfers to the Fund from the GRF are attached to a specific purpose. Amounts transferred to the GRF from the Fund are allocated through a legislated appropriation. Transfers to/from the Fund are recorded as expenses/revenues of the GRF.

The Fund balance is invested in temporary investments that generally carry a term of less than 90 days. At March 31, 2007, these investments had an average effective interest rate of 4.32 per cent.

In accordance with The Infrastructure Fund Act, all earnings on the Fund’s investments are credited to the GRF. For 2006-07, this amount was $0.4 million.

No comparison to budgeted amounts has been made because the Fund was not part of the 2006-07 budget.

82	Government of Saskatchewan - 2006-07 Public Accounts

Supplementary Information

General Revenue Fund - Public Issue Debentures
 As at March 31, 2007
(dollars)

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2006-07

May 15/97	May 15/07	6.65	Semiannual	Can.	SaskEnergy	30,000,000	30,000,000	3,799,651	300,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 15/02	July 15/07	4.00	Annual	Can.	GRF	18,918,000	18,918,000	--	--
(Savings Bond; Redeemable annually at the option of the holder or anytime on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2003; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Jan. 31/02	Sept. 6/07	5.00	Semiannual	Can.	GRF	400,000,000	400,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

March 2/83	March 1/08	9.00	Annual	Can.	SaskEnergy	50,000,000	50,000,000	--	--
(Non-callable; Payable in London and Toronto)

March 15/93	March 15/08	7.698	Semiannual	Can.	SaskPower	262,989,200	262,989,200	55,312,227	2,630,000
(The original 7.125% 194,000,000 U.S. dollar debentures have been swapped into Canadian dollars with an effective interest rate of 7.698%; Non-callable; Payable in New York)

Nov. 28/97	May 28/08	5.50	Semiannual	Can.	GRF	20,000,000	20,000,000	2,533,101	200,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 26/98	June 2/08	5.50	Semiannual	Can.	GRF SaskEnergy Sask Housing	368,500,000 25,000,000 6,500,000	400,000,000	48,837,293	4,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 15/03	July 15/08	4.00	Annual	Can.	GRF	28,155,300	28,155,300	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2004; Payable at any
Saskatchewan branch of a chartered bank, trust company and the Credit
Union Central of Saskatchewan)

Sept. 24/03	Sept. 5/08	3.90-5.75	Semiannual	Can.	Sask Crop	50,000,000	50,000,000	--	--
(Canadian medium term note; Extendible at the option of the holder to
September 5, 2033; This note pays interest at 3.90% to September 5,
2008, and 5.75% thereafter; This book-based note is held in the
Canadian Depository for Securities)

Feb. 13/02	Feb. 13/09	5.05-6.30	Semiannual	Can.	Sask Housing GRF	24,500,000 5,500,000	30,000,000	27,716,358	673,750
(Canadian medium term note; Extendible at the option of the holder to
February 13, 2032; This note pays interest at 5.05% to February 13, 2009, and 6.30% thereafter; This book-based note is held in the Canadian
Depository for Securities)

Aug. 3/04	June 17/09	4.00-5.50	Semiannual	Can.	GRF	26,000,000	26,000,000	567,517	260,000
(Canadian medium term note; If not redeemed by the holder on
June 17, 2009, this note matures on June 17, 2019; This note pays interest of 4.00% to June 17, 2009 and 5.50% thereafter; This book-
based note is held in the Canadian Depository for Securities)

July 15/04	July 15/09	4.00	Annual	Can.	GRF	5,891,100	5,891,100	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2005; Payable at any
Saskatchewan branch of a chartered bank, trust company and the Credit
Union Central of Saskatchewan)

Government of Saskatchewan - 2006-07 Public Accounts	83

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2006-07

Sept. 24/02	Sept. 24/09	4.75	Annual	Can.	GRF Sask Crop Sask Water	195,500,000 50,000,000 4,500,000	250,000,000	--	--
(Euro medium term note; Non-callable; Payable in London)

Nov. 12/99	Nov. 12/09	6.50	Semiannual	Can.	GRF	250,000,000	250,000,000	22,156,242	2,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Jan. 18/90	Jan. 18/10	10.00	Semiannual	Can.	GRF	300,000,000	300,000,000	103,079,001	3,000,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

July 15/05	July 15/10	4.00	Annual	Can.	GRF	17,506,100	17,506,100	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2006; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of
Saskatchewan)

Sept. 1/00	Sept. 1/10	6.15	Semiannual	Can.	GRF SaskTel SaskEnergy	380,000,000 90,000,000 80,000,000	550,000,000	40,852,334	5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 15/06	July 15/11	4.00	Annual	Can.	GRF	256,412,700	256,412,700	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2007; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

June 10/03	Sept. 5/11	4.75-5.80	Semiannual	Can.	GRF	104,500,000	104,500,000	5,473,121	1,045,000
(Canadian medium term note; Extendible at the option of the holder to
September 5, 2033; This note pays interest at 4.75% to September 5,
2011, and 5.80% thereafter; This book-based note is held in the
Canadian Depository for Securities)

Sept. 20/02	Dec. 3/12	5.25	Semiannual	Can.	GRF SaskEnergy	300,000,000 50,000,000	350,000,000	15,872,113	3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 2/93	Feb. 1/13	7.613	Semiannual	Can.	GRF	568,212,000	568,212,000	119,711,263	5,682,120
(The original 8% 400,000,000 U.S. dollar debentures have been swapped into Canadian dollars at an interest rate of 7.613%; Non-callable; Payable in New York)

June 17/03	June 17/13	4.75	Annual	Can.	GRF MFC	195,000,000 5,000,000	200,000,000	6,808,435	2,000,000
(Euro medium term note; Non-callable; Payable in London)

July 20/93	July 15/13	7.375 7.809 7.753	Semiannual	U.S. Can. Can.	GRF SaskPower GRF	50,000,000* 97,147,500 228,639,500	375,787,000	41,456,794* 29,816,680	3,907,900
(175,000,000 U.S. dollars of the GRF's 225,000,000 U.S. dollar share of the
7.375% debenture issue has been swapped into Canadian dollars at an interest rate of 7.753%. Interest payments on the remaining 50,000,000 U.S.
dollars have been swapped into Canadian dollars at an interest rate of 7.912%;
Sask Power's 75,000,000 U.S. dollar share of the 7.375% debenture issue has been swapped into Canadian dollars at an interest rate of 7.809%;
Non-callable; Payable in New York)

Sept. 30/03	Dec. 3/13	4.90	Semiannual	Can.	GRF	200,000,000	200,000,000	6,555,724	2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

84	Government of Saskatchewan - 2006-07 Public Accounts

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2006-07

March 14/91	April 10/14	10.25	Semiannual	Can.	GRF	583,916,000	583,916,000	168,637,206	5,839,160
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

June 22/04	June 3/14	5.25	Semiannual	Can.	GRF SaskEnergy	250,000,000 50,000,000	300,000,000	6,548,267	3,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Dec. 1/65	Dec. 1/15	5.125	Semiannual	Can.	GRF U.of S.	852,245 238,457	1,090,702	--	--
(Payable in blended semi-annual payments of principal and interest totalling $76,399.60; Payable in whole or in part any time prior to December 1, 2015, without penalty; Payable in Ottawa)

June 3/05	Dec. 3/15	4.25	Semiannual	Can.	GRF SaskEnergy MFC	145,000,000 50,000,000 5,000,000	200,000,000	4,195,609	2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Nov. 15/05	Jan. 15/16	4.305	Semiannual	Can.	GRF	274,654,700	274,654,700	2,785,165	2,746,575
(This issue was reopened on December 31, 2006, and an additional
100,000,000 Swiss Franc debentures were sold; The original 2.125%
300,000,000 Swiss Franc debentures have been swapped into Canadian dollars at an interest rate of 4.305%; Non-callable; Payable in Zurich)

Aug. 23/06	Aug. 23/16	4.50	Semiannual	Can.	GRF	300,000,000	300,000,000	--	--
(Non-callable; This book-based note is held in the Canadain Depository for Securities)

Sept. 17/96	Sept. 17/16	7.93	Semiannual	Can.	Sask Water GRF	1,949,000 11,394,000	13,343,000	--	--
(Canadian medium term serial note; Payable in annual instalments; Non-callable; Payable in Regina)

June 17/04	June 17/19	5.00	Semiannual	Can.	GRF	33,000,000	33,000,000	720,309	330,000
(Canadian medium term note; After June 17, 2014, this note pays interest at the three month bankers' acceptance rate less 0.245%; Non-callable;
This book-based note is held in the Canadian Depository for Securities)

Dec. 20/90	Dec. 15/20	9.375 9.653 10.08 9.965	Semiannual	U.S. Can. Can. Can.	GRF GRF SaskTel SaskPower	45,000,000* 65,972,500 126,600,000 128,797,500	366,370,000	27,089,275* 48,994,971	3,753,500
(55,000,000 U.S. dollars of the GRF's 100,000,000 U.S. dollars share of the
9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 9.653%. Interest payments on the remaining 45,000,000 U.S.
dollars have been swapped into Canadian dollars at an interest rate of
9.653%. SaskTel's 100,000,000 U.S. dollars share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 10.08%;
Sask Power's 100,000,000 U.S. dollars share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 9.965%;
Non-callable; Payable in New York)

Feb. 26/91	Feb. 15/21	9.254 9.125	Semiannual	Can. U.S.	GRF GRF	147,600,000 80,000,000*	227,600,000	5,100,840 53,430,278*	2,460,000 --
(120,000,000 U.S. dollars of this debenture has been swapped into Canadian dollars at an interest rate of 9.254%. Interest payments on the remaining
80,000,000 U.S. dollars have been swapped into Canadian dollars at an interest rate of 9.254%; Non-callable; Payable in New York)

Feb. 4/92	Feb. 4/22	9.60	Semiannual	Can.	SaskPower GRF	240,000,000 15,000,000	255,000,000	65,146,600	2,550,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

Government of Saskatchewan - 2006-07 Public Accounts	85

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2006-07

July 21/92	July 15/22	8.50 8.942	Semiannual	U.S. Can.	GRF SaskPower	100,000,000* 256,320,000	356,320,000	61,356,959* 13,490,712	1,134,900** 2,563,200
(Interest payments on the GRF's 100,000,000 U.S. dollar share of the 8.50%
debenture issue have been swapped into Canadian dollars at an interest rate of 8.497%; Sask Power's 200,000,000 U.S. dollar share of the 8.50%
debenture issue has been swapped into Canadian dollars at an interest rate of 8.942%; Non-callable; Payable in New York)

May 30/95	May 30/25	8.75	Semiannual	Can.	SaskPower SaskEnergy	100,000,000 75,000,000	175,000,000	29,737,986	1,750,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

Dec. 4/98	March 5/29	5.75	Semiannual	Can.	GRF SaskTel SaskEnergy	250,000,000 75,000,000 25,000,000	350,000,000	31,924,183	3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

March 24/99	March 5/29	5.60	Semiannual	Can.	SaskTel SaskEnergy	35,000,000 25,000,000	60,000,000	603,499	600,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 17/00	Jan. 25/30	6.25	Semiannual	Can.	GRF	25,000,000	25,000,000	2,188,527	250,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Jan. 25/00	Jan. 25/30	6.35	Semiannual	Can.	GRF	199,995,000	199,995,000	16,750,456	2,000,000
(Canadian medium term note; This book-based note is held in the Canadian Depository for Securities)

Dec. 10/01	Sept. 5/31	6.40	Semiannual	Can.	GRF SaskPower SaskEnergy	190,000,000 300,000,000 60,000,000	550,000,000	31,525,746	5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

May 12/03	Sept. 5/33	5.80	Semiannual	Can.	GRF SaskPower	150,000,000 300,000,000	450,000,000	15,053,621	4,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Aug. 12/04	Sept. 5/35	5.60	Semiannual	Can.	GRF SaskPower	200,000,000 200,000,000	400,000,000	8,561,502	4,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 15/05	March 5/37	5.00	Semiannual	Can.	SaskEnergy SaskPower	25,000,000 400,000,000	425,000,000	7,721,356	4,250,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

May 26/06	June 1/40	4.75	Semiannual	Can.	GRF SaskPower	500,000,000 100,000,000	600,000,000	--	--
($200,000,000 of debentures were issued on May 26, 2006; This issue was reopened on March 6, 2007, and an additional $400,000,000 of debentures were sold; Non-callable; This book-based note is held in the Canadian
Depository for Securities)

86	Government of Saskatchewan - 2006-07 Public Accounts

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2006-07

Sept. 16/02	Sept. 5/42	5.70	Semiannual	Can.	GRF	50,000,000	50,000,000	2,310,037	500,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

* Adjustment to reflect conversion of debentures and related sinking funds quoted in foreign currencies to Canadian dollars using the exchange rate in effect at March 31, 2007 (U.S. $1.1529)							42,047,500	28,031,663	--

Total							10,982,708,302	1,162,452,621	90,426,105

**	Sinking fund contributions to U.S. dollar sinking funds are made in U.S. dollars. Contributions for general government purposes are shown at the cost in Canadian dollars to purchase U.S. dollars equal to the contribution amount.

Government of Saskatchewan - 2006-07 Public Accounts	87

Supplementary Information

General Revenue Fund - Debentures Issued to the Minister of Finance of
Canada
 As at March 31, 2007
(dollars)

Date of Issue	Date of Maturity	Interest Rate %	Amount Outstanding
Canada Pension Plan Investment Fund*
April 1987 - March 1988	April 2007 - March 2008	9.61	88,333,000
April 1988 - March 1989	April 2008 - March 2009	10.08	93,932,000
April 1989 - March 1990	April 2009 - March 2010 **	9.90	101,867,000
April 1990 - March 1991	April 2010 - March 2011 **	10.85	90,318,000
April 1991 - March 1992	April 2011 - March 2012 **	9.92	90,664,000
April 1992 - March 1993	April 2012 - March 2013 **	9.37	62,705,000
April 1999 - March 2000	April 2019 - March 2020 **	6.34	46,335,000
April 2000 - March 2001	April 2020 - March 2021 **	6.54	75,553,000
April 2002 - March 2003	April 2022 - March 2023 **	5.89	41,182,000
April 2003 - March 2004	April 2023 - March 2024 **	5.48	40,189,000
April 2005 - March 2006	April 2015 - March 2036 **	4.63	20,654,000
April 2006 - March 2007	April 2011 - March 2027 **	4.58	99,655,000

			851,387,000
The Municipal Development Loan Fund
1967	May 2007	5.38	291

Total			851,387,291

The average effective interest rate on debentures issued to the Minister of Finance of Canada is 8.31%.

*	Canada Pension Plan debentures have a 5-30 year maturity and are callable in whole or in part before maturity, on six business days prior notice at the option of the Minister of Finance of Saskatchewan.
**	Subject in part to annual sinking funds; equity in sinking funds at March 31, 2007, $92,836,986.

88	Government of Saskatchewan - 2006-07 Public Accounts

Supplementary Information

Glossary of Terms

Accrual Accounting
The method used to prepare the financial statements included in Volume 1 of the Public Accounts. Accrual accounting recognizes financial transactions at the time they occur, regardless of whether any cash is received or paid.

Accumulated Deficit
One of the two measures of a government’s financial position (see net debt). The accumulated deficit is the amount by which expenses have exceeded revenues from the beginning of incorporation (1905) plus any adjustments that were charged directly to the accumulated deficit. It is calculated as the difference between assets and liabilities.

Budget
The amount presented in the Estimates and authorized by the Legislative Assembly.

Consolidation
The method used to account for government service organizations in the Summary financial statements in which the accounts are adjusted to the basis of accounting described in note 1e of the Summary financial statements and then combined. Inter-organization balances and transactions are eliminated.

Debt
Terms used when describing debt include:

Government debt is debt incurred by the General Revenue Fund (GRF) to fund Government spending.

Crown Corporation debt is debt incurred by the GRF for Crown corporation purposes.

Gross debt is borrowings through the issuance of debt instruments such as promissory notes and debentures.

Sinking funds are funds set aside for the repayment of debt.

Public debt is gross debt net of sinking funds.

Guaranteed debt is the debt of others that the Government has agreed to repay if others default.

Total debt is public debt plus guaranteed debt.

Debt Reduction Account
The account, established pursuant to The Balanced Budget Act, to account for the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

Fiscal Stabilization Fund (FSF)
The fund established to stabilize the fiscal position of the Government and to facilitate long-term planning. Stabilization occurs through transfers between the FSF and the General Revenue Fund.

General Revenue Fund
The fund into which all revenues are paid, unless otherwise provided for by Legislation, and from which all expenditures are appropriated by the Legislative Assembly.

Government Business Enterprises
Self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. Government business enterprises are recorded in the Summary financial statements using the modified equity method.

Government Business Partnerships
Government partnerships that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. Government business partnerships are accounted for in the Summary financial statements using the modified equity method.

Government of Saskatchewan - 2006-07 Public Accounts	89

Supplementary Information

Government Partnerships
Investments by the Government where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where the partners share, on an equitable basis, the risks and benefits of the partnership. Government partnerships, except those designated as government business partnerships, are proportionately consolidated in the Summary financial statements.

Government Service Organizations
Those organizations that are controlled by the Government, except those designated as government business enterprises. Government service organizations are consolidated in the Summary financial statements after adjustment to a basis consistent with the accounting policies described in note 1e of the Summary financial statements.

Modified Equity
The method by which government business enterprises and government business partnerships are accounted for in the Summary financial statements. The Government’s investment, which is originally recorded at cost, is adjusted annually to include the net earnings/losses and other net equity changes of the enterprise/partnership without adjustment to conform with the accounting policies described in note 1e of the Summary financial statements. Inter-organizational balances and transactions are disclosed but not eliminated.

Net Debt
One of the two measures of a government’s financial position (see accumulated deficit). Net debt is calculated as the difference between financial assets and liabilities.

Pension Liability
An actuarial estimate of discounted future payments to be made to retirees under government pension plans, net of plan assets.

Saskatchewan Infrastructure Fund (SIF)
The fund established to provide moneys that may be used to support the provision and maintenance of infrastructure in Saskatchewan that achieves the Government’s long-term objectives of: building and improving Saskatchewan communities; building and improving the capacity of social and economic development in Saskatchewan; and meeting the growing needs of Saskatchewan families.

Summary Financial Statements (SFS)
The statements prepared to account for the full nature and extent of the financial activities of the Government. The SFS includes the financial activities of organizations controlled by the Government. These organizations are segregated into two classifications, government service organizations and government business enterprises, and are collectively referred to as the government reporting entity. Trusts administered by the Government are excluded from the government reporting entity.

90	Government of Saskatchewan - 2006-07 Public Accounts